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                                                                  EXHIBIT 10.194








                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                    PAXSON COMMUNICATIONS OF ATLANTA-14, INC.

                                    AS SELLER

                                       AND

                          SKMD BROADCASTING PARTNERSHIP

                                       AND

                       USA STATION GROUP OF MARYLAND, INC.

                                    AS BUYER

                           Dated as of March 19, 1998



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                                TABLE OF CONTENTS
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
ARTICLE 1. DEFINITIONS AND REFERENCES.............................................................................2

ARTICLE 2. SALE AND PURCHASE OF ASSETS; EXERCISE OF OPTION;  PURCHASE PRICE;
           ADJUSTMENTS; ASSUMPTION OF LIABILITIES.................................................................2
2.1        Asset Sale and Purchase of Assets......................................................................2
2.1.1      FCC Licenses...........................................................................................2
2.1.2      Tangible Personal Property.............................................................................2
2.1.3      Intellectual Property..................................................................................3
2.1.4      Station Contract.......................................................................................3
2.1.5      Files and Records......................................................................................3
2.1.6      Third-Party Claims.....................................................................................3
2.1.7      Permits and Licenses...................................................................................3
2.2        Excluded Assets........................................................................................4
2.2.1      Cash...................................................................................................4
2.2.2      Accounts Receivable....................................................................................4
2.2.3      Personal Property Disposed Of..........................................................................4
2.2.4      Insurance..............................................................................................4
2.2.5      Employee Plans and Assets..............................................................................5
2.2.6      Right to Tax Refunds...................................................................................5
2.2.7      Certain Books and Records..............................................................................5
2.2.8      Rights Under This Agreement............................................................................5
2.2.9      Certain Contracts and Unrelated Assets.................................................................5
2.2.10     Name...................................................................................................5
2.2.11     Other Assets...........................................................................................5
2.2.12     WPXA Assets............................................................................................5
2.3        Exercise of Option.....................................................................................6
2.4        Purchase Price.........................................................................................6
2.5        Payment of Purchase Price..............................................................................6
2.6        Adjustments to Purchase Price..........................................................................6
2.6.1      Adjustments............................................................................................6
2.6.2      Schedule of Adjustments................................................................................6
2.7        Assumption of Liabilities..............................................................................7

ARTICLE 3. REPRESENTATIONS AND WARRANTIES BY SELLER...............................................................9
3.1        Organization and Standing..............................................................................9
3.2        Authorization.........................................................................................10
3.3        Compliance with Laws..................................................................................10
3.4        Required Consents; No Conflicts.......................................................................10
3.5        Option Documents......................................................................................11
3.6        Intentionally Omitted.................................................................................11
3.7        Absence of Litigation.................................................................................11
3.8        Totality of Assets; Encumbrances......................................................................12
3.9        FCC Matters...........................................................................................12
3.10       Real Property.........................................................................................13
3.11       Condition of Tangible Assets..........................................................................14
3.12       Intellectual Property.................................................................................14
3.13       Reports and Records...................................................................................15
3.14       Station Contract......................................................................................15
3.15       Taxes.................................................................................................16
3.16       Employee Benefit Plans................................................................................17
3.17       Labor Relations.......................................................................................18
3.18       Environmental Matters.................................................................................19
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                          TABLE OF CONTENTS (continued)
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
3.19       Insurance.............................................................................................20
3.20       Cable Systems.........................................................................................20

ARTICLE 4. REPRESENTATIONS AND WARRANTIES BY BUYER...............................................................20
4.1        Organization and Standing.............................................................................20
4.2        Authorization.........................................................................................21
4.3        Compliance with Laws..................................................................................21
4.4        No Conflicts..........................................................................................21
4.5        Qualification as Licensee.............................................................................21
4.6        Blackstar Agreement...................................................................................21

ARTICLE 5. PRE-CLOSING FILINGS...................................................................................21
5.1        Applications for FCC Consent..........................................................................21
5.2        Hart-Scott-Rodino.....................................................................................22

ARTICLE 6. COVENANTS AND AGREEMENTS OF SELLER....................................................................22
6.1        Negative Covenants....................................................................................22
6.1.1      Dispositions; Mergers.................................................................................22
6.1.2      Additional Agreements.................................................................................22
6.1.3      Breaches..............................................................................................23
6.1.4      Employee Matters......................................................................................23
6.1.5      Actions Affecting FCC Licenses or Contracts...........................................................23
6.1.6      Representations and Warranties........................................................................23
6.2        Affirmative Covenants.................................................................................23
6.2.1      Preserve Existence....................................................................................23
6.2.2      Normal Operations.....................................................................................23
6.2.3      Maintain FCC Licenses.................................................................................24
6.2.4      Notices Under Whitehead Purchase Agreement............................................................24
6.2.5      Performance Under Contracts...........................................................................24
6.2.6      Compliance With Whitehead Purchase Agreement..........................................................24
6.2.7      Taxes.................................................................................................24
6.2.8      Corporate Action......................................................................................24
6.2.9      Transfer Tax; Bulk Sales..............................................................................25
6.2.10     Access................................................................................................25
6.2.11     Other Information.....................................................................................25
6.2.12     Engineering Inspections...............................................................................25
6.2.13     Insurance.............................................................................................25
6.2.14     Violations............................................................................................26
6.2.15     Interruption in Broadcast Operations................................................................. 26
6.2.16     Consents..............................................................................................26
6.3        Confidentiality...................................................................................... 26
6.4        Cable Carriage....................................................................................... 26

ARTICLE 7. COVENANTS AND AGREEMENTS OF BUYER.................................................................... 26
7.1        Confidentiality...................................................................................... 26
7.2        Corporate Action..................................................................................... 27
7.3        Negative Covenants................................................................................... 27

ARTICLE 8. MUTUAL COVENANTS AND UNDERSTANDINGS OF SELLER AND BUYER...............................................27
8.1        Possession and Control............................................................................... 27
8.2        Risk of Loss......................................................................................... 28
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                          TABLE OF CONTENTS (continued)
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
8.3         Allocation of Purchase Price......................................................................... 28
8.3.1       Allocation Schedule.................................................................................. 28
8.3.2       Appraised Allocation of Purchase Price............................................................... 28
8.4         Public Announcements................................................................................. 29
8.5         Employee Matters..................................................................................... 29
8.6         Services Agreement................................................................................... 29

ARTICLE 9.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.................................................. 29
9.1         Representations and Covenants........................................................................ 29
9.2         Consents............................................................................................. 30
9.3         Delivery of Documents................................................................................ 30
9.4         FCC Order............................................................................................ 30
9.5         Legal Proceedings.................................................................................... 30
9.6         Hart-Scott-Rodino.................................................................................... 30
9.7         Absence of Material Change........................................................................... 30
9.8         Acquisition of KBSP.................................................................................. 31
9.9         Cable Carriage Entitlement........................................................................... 31
9.10        Whitehead Closing.................................................................................... 31
9.11        Blackstar Acquisition................................................................................ 31

ARTICLE 10. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE................................................. 31
10.1        Representations and Covenants........................................................................ 31
10.2        Delivery by Buyer.................................................................................... 31
10.3        FCC Order............................................................................................ 32
10.4        Legal Proceedings.................................................................................... 32
10.5        Hart-Scott-Rodino.................................................................................... 32
10.6        KBSP Acquisition..................................................................................... 32
10.7        Consents............................................................................................. 32

ARTICLE 11. THE CLOSING.......................................................................................... 32
11.1        Closing.............................................................................................. 32
11.2        Delivery by Seller................................................................................... 33
11.2.1      Agreements and Instruments........................................................................... 33
11.2.2      Consents............................................................................................. 34
11.2.3      Cable Carriage Entitlement........................................................................... 34
11.2.4      UCC Report........................................................................................... 34
11.2.5      Certified Resolutions................................................................................ 34
11.2.6      Officers' Certificate................................................................................ 34
11.2.7      Seller's IRS Form 8594............................................................................... 35
11.2.8      Opinion of Counsel................................................................................... 35
11.3        Delivery by Buyer, the Exchange Agent................................................................ 35
11.3.1      Purchase Price Payment............................................................................... 35
11.3.2      Agreements and Instruments........................................................................... 35
11.3.3      Certified Resolutions................................................................................ 36
11.3.4      Officers' Certificate................................................................................ 36
11.3.5      Buyer's IRS Form 8594................................................................................ 36
11.3.6      Opinion of Counsel................................................................................... 36
11.3.7      Consents..............................................................................................36
11.4        Frustration of Closing Conditions.................................................................... 36
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                          TABLE OF CONTENTS (continued)
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
ARTICLE 12.  SURVIVAL; INDEMNIFICATION............................................................................ 37
12.1         Survival of Representations.......................................................................... 37
12.2         Indemnification by Seller............................................................................ 37
12.3         Indemnification by Buyer............................................................................. 38
12.4         Limitation on Indemnification........................................................................ 38
12.5         Conditions of Indemnification........................................................................ 39
12.6         Bulk Sales Indemnity................................................................................. 40

ARTICLE 13.  TERMINATION.......................................................................................... 40
13.1         Termination.......................................................................................... 40
13.2         Effect of Termination................................................................................ 41

ARTICLE 14.  REMEDIES............................................................................................. 41
14.1         Default by Buyer..................................................................................... 41
14.2         Default by Seller.................................................................................... 41
14.3         Specific Performance................................................................................. 42

ARTICLE 15.  GENERAL PROVISIONS................................................................................... 42
15.1         Additional Actions, Documents and Information........................................................ 42
15.2         Brokers.............................................................................................. 43
15.3         Expenses and Taxes................................................................................... 43
15.4         Mail................................................................................................. 43
15.5         Notices.............................................................................................. 43
15.6         Waiver............................................................................................... 45
15.7         Benefit and Assignment............................................................................... 45
15.8         Entire Agreement; Amendment.......................................................................... 46
15.9         Severability......................................................................................... 46
15.10        Headings............................................................................................. 46
15.11        Governing Law........................................................................................ 46
15.12        Liquidated Damages................................................................................... 46
15.13        Signature in Counterparts............................................................................ 46

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                                    SCHEDULES

Schedule 2.1.1                        FCC Licenses
Schedule 2.1.2                        Tangible Personal Property
Schedule 2.1.3                        Intellectual Property
Schedule 2.1.4                        Station Contract
Schedule 2.2.11                       Other Excluded Assets
Schedule 3.1                          Equity Interests of Seller
Schedule 3.4.1                        Consents
Schedule 3.7                          Litigation
Schedule 3.8.2                        Encumbrances
Schedule 3.18                         Environmental Matters
Schedule 3.19                         Insurance
Schedule 3.20(a)                      Cable Television Systems
Schedule 3.20(b)                      Market Cable Systems
Schedule 3.20(c)                      Retransmission Consent Agreements
Schedule 3.20(d)                      Retransmission Consent Elections
Schedule 3.20(e)                      Notifications from Market Cable Systems Regarding Deletion from Carriage
Schedule 3.20(f)                      Notifications from Market Cable Systems Regarding Quality of Station's Signal
Schedule 3.20(g)                      Must Carry Petitions
Schedule 3.20(h)                      Must Carry Complaints
Schedule 8.5                          List of Excluded Employees
Schedule 11.2.4                       Jurisdictions for UCC Reports














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                                    EXHIBITS



EXHIBIT A                Form of Assignment of Contracts
EXHIBIT B                Form of Bill of Sale and Assignment of Assets
EXHIBIT C                Form of Assignment of FCC Licenses
EXHIBIT D                Form of Assumption Agreement
EXHIBIT E                Form of Option Exercise Notice
EXHIBIT F                Form of Services Agreement
EXHIBIT G                Form of Escrow Agreement
EXHIBIT H                Form of Assignment of Time Brokerage Agreement
EXHIBIT I                Opinion Matters/Seller's Counsel
EXHIBIT J                Opinion Matters/Buyer's Counsel
























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




                            ASSET PURCHASE AGREEMENT

                THIS ASSET PURCHASE AGREEMENT is entered into as of this 19th day of March, 1998, by and among SKMD Broadcasting Partnership, a Delaware general partnership ("SKMD"), USA Station Group of Maryland, Inc., a Delaware corporation ("USA of Maryland", and together with SKMD, "Buyer"), and Paxson Communications of Atlanta-14, Inc., a Florida corporation ("Seller").

                WHEREAS, pursuant to the Option Documents Seller holds that certain exclusive and irrevocable Option to purchase substantially all assets used or useful in connection with the business and operations of Television Station WNGM(TV), Channel 34, Athens, Georgia (the "Station");

                WHEREAS, following the exercise by Seller of the Option, Seller has the right to purchase substantially all assets used or useful in connection with the business and operations of the Station in accordance with the terms and conditions of a pre-negotiated Asset Purchase Agreement in the form specified by the Option Documents (the "Whitehead Purchase Agreement");

                WHEREAS, Seller desires (i) to exercise its Option on the date hereof to purchase the assets to be acquired by Seller pursuant to the Whitehead Purchase Agreement; (ii) to enter into the Whitehead Purchase Agreement within ten (10) days of the date hereof; and (iii) immediately after acquiring such assets pursuant to the Whitehead Purchase Agreement, to sell, assign and transfer all of Seller's right, title and interest in and to the FCC Licenses to SKMD and certain of such other assets to USA of Maryland, all in accordance with and subject to the terms and conditions hereinafter set forth;

                WHEREAS, Seller owns certain other assets that consist of broadcast equipment used or useful in the operation of the Station; and

                WHEREAS, SKMD desires to purchase from Seller all of Seller's right, title and interest in and to the FCC Licenses, and USA of Maryland desires to purchase from Seller all of Seller's right, title and interest in and to all of the Assets (other than the FCC Licenses), all in accordance with and subject to the terms and conditions hereinafter set forth;

                NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1.
                           DEFINITIONS AND REFERENCES

                Capitalized terms used herein without definition shall have the respective meanings assigned thereto in ANNEX I attached hereto and incorporated herein for all purposes of this Agreement (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise specified, all references herein to "Articles" or "Sections" are to Articles or Sections of this Agreement.

                                   ARTICLE 2.
        SALE AND PURCHASE OF ASSETS; EXERCISE OF OPTION; PURCHASE PRICE;
                     ADJUSTMENTS; ASSUMPTION OF LIABILITIES

         2.1      ASSET SALE AND PURCHASE OF ASSETS.

                  Subject to the terms and conditions hereof and in reliance upon the representations, warranties, covenants and agreements contained herein, upon the Closing (following the Whitehead Closing), Seller shall sell, assign, transfer, convey and deliver (i) to SKMD, and SKMD agrees to purchase from Seller, the FCC Licenses described in Section 2.1.1 and (ii) to USA of Maryland, and USA of Maryland agrees to purchase from Seller, the assets, rights, benefits and privileges, both tangible and intangible, listed in Sections 2.1.2 through 2.1.7, wheresoever situated or located, owned, leased, used, held for use or otherwise held by Seller in connection with the business and operations of the Station (collectively, the "Assets"); but excluding the Excluded Assets described in Section 2.2. Subject to the provisions of Section 2.2, the Assets shall include all such assets existing on the date hereof and all such assets acquired (pursuant to the Whitehead Purchase Agreement or otherwise) between the date hereof and the Closing Date. The Assets are the following:

         2.1.1    FCC LICENSES.

                  All currently existing licenses, permits and other authorizations issued by the FCC for the operation of the Station (the "FCC Licenses"), including without limitation those listed in SCHEDULE 2.1.1, and all applications therefor, together with any renewals, extensions or modifications thereof and additions thereto;

         2.1.2    TANGIBLE PERSONAL PROPERTY.

                  The equipment, inventory, supplies, antenna installations, and other tangible property set forth and described in SCHEDULE 2.1.2;

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         2.1.3    INTELLECTUAL PROPERTY.

                  All of the service marks, copyrights, franchises, software, licenses (other than the FCC Licenses), trademarks, trade names, jingles, and slogans, if any, and other similar intangible assets maintained, owned, used, held for use or otherwise held by Seller or Whitehead in connection with the business and operations of the Station (including any and all applications, registrations, extensions and renewals relating thereto) (the "Intellectual Property"), and all of the rights, benefits and privileges associated therewith including, without limitation, those set forth and described in SCHEDULE 2.1.3 and the right to use the call letters for the Station;

         2.1.4    STATION CONTRACT.

                  The Contract listed on SCHEDULE 2.1.4 (the "Station Contract") (and any and all Real Property rights or interests granted to Whitehead-Georgia thereunder) and the Additional Agreements;

         2.1.5    FILES AND RECORDS.

                  All engineering, business and other books, papers, logs, files and records in the possession of Seller or Whitehead pertaining to the business and operations of the Station, but not the books, records and other documents described in Section 2.2.7;

         2.1.6    THIRD-PARTY CLAIMS.

                  All rights and claims of Seller whether mature, contingent or otherwise, against third parties relating to the Assets and attributable to the operation of the Station following the Closing, whether in tort, contract, or otherwise, including, without limitation, causes of action, unliquidated rights and claims under or pursuant to all warranties, representations and guarantees made by manufacturers, suppliers or vendors; and

         2.1.7    PERMITS AND LICENSES.

                  All permits, approvals, orders, authorizations, consents, licenses, certificates, franchises, exemptions of, or filings or registrations with, any court or Governmental Authority (other than the FCC) in any jurisdiction, which have been issued or granted to or are owned or used by Seller with respect to the Station and all pending applications therefor.




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         2.2      EXCLUDED ASSETS.

                  Notwithstanding anything to the contrary in this Agreement, there shall be excluded from the Assets and retained by Seller, to the extent in existence at midnight (Atlanta local time) on the date immediately preceding the Closing Date, the following assets (collectively, the "Excluded Assets");

         2.2.1    CASH.

                  All cash and cash equivalents and cash held by Seller, bank balances and rights in and to bank accounts, marketable and other securities of Seller.

         2.2.2    ACCOUNTS RECEIVABLE.

                  All Accounts Receivable.

         2.2.3    PERSONAL PROPERTY DISPOSED OF.

                  All tangible personal property disposed of or consumed in the Ordinary Course of Business as permitted by this Agreement.

         2.2.4    INSURANCE.

                  All Contracts of insurance and all insurance plans and the assets thereof listed on SCHEDULE 3.19.

         2.2.5    EMPLOYEE PLANS AND ASSETS.

                  All Plans, Benefit Arrangements, Qualified Plans and Welfare Plans and the assets thereof.

         2.2.6    RIGHT TO TAX REFUNDS.

                  Any and all claims of Seller with respect to any Tax refunds.

         2.2.7    CERTAIN BOOKS AND RECORDS.

                  All of (a) Seller's or Whitehead's corporate minute books, stock transfer books, corporate records relating to Seller's or Whitehead's incorporation, and corporate seals, and originals of account books of original entry; (b) duplicated copies of any books, records, accounts, checks, payment records, Tax records (including payroll, unemployment, real estate and other Tax records) and


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other similar books, records and information of Seller or Whitehead relating to
Seller's or Whitehead's operation of the business of the Station prior to the Closing; (c) all records prepared by or on behalf of Seller or Whitehead in connection with the sale of the Station; and (d) all records and documents relating to any Excluded Assets.

         2.2.8    RIGHTS UNDER THIS AGREEMENT.

                  All of Seller's rights under or pursuant to this Agreement or any other rights in favor of Seller pursuant to the other agreements contemplated hereby.

         2.2.9    CERTAIN CONTRACTS.

                  Any Contract other than the Station Contract.

         2.2.10   NAME.

                  All rights to the name "Paxson" or any logo or variation thereof and the goodwill associated therewith.

         2.2.11   OTHER ASSETS.

                  Those assets set forth and described on SCHEDULE 2.2.11.

         2.2.12   WPXA ASSETS.

                  All real, personal and mixed assets, rights, benefits and privileges, both tangible and intangible, wheresoever situated or located, owned, leased, used, held for use or otherwise held by Seller in connection with the business and operations of Television Station WPXA(TV) (formerly WTLK(TV)), Rome, Georgia (collectively, the "WPXA Assets"). Notwithstanding any provision in this Agreement to the contrary, Buyer acknowledges and agrees that Seller shall have no obligation to assign, transfer, convey or deliver to Buyer any of the WPXA Assets notwithstanding the fact that certain of the WPXA Assets may be used or useful in connection with the operation of the Station.

         2.3      EXERCISE OF OPTION.

                  Simultaneously with the execution and delivery of this Agreement, Seller is providing written notice, in the form attached hereto as EXHIBIT E, of Seller's exercise of the Option in accordance with the terms of the Option Documents, and, except as set forth in the following sentence, Seller shall execute and deliver the Whitehead Purchase Agreement in accordance with the

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



terms of the Option Documents within ten (10) days of the date of such written notice by Seller. Notwithstanding the terms of this Section 2.3 or any other provision in this Agreement to the contrary, Seller shall be permitted to modify any provision in the Option Documents or the Whitehead Purchase Agreement as may be required to (a) obtain Whitehead's consent to amend the Whitehead Time Brokerage Agreement to delete Section 6.1(e) thereof giving either party the right to terminate upon six months prior notice to the other party and to insert a provision that the Whitehead Time Brokerage Agreement automatically shall terminate upon the Whitehead Closing, (b) obtain Whitehead's consent to the assignment of the Whitehead Time Brokerage Agreement, as amended, to SKMD as contemplated by Section 11.1.2.1, (c) extend the upset date contained in the Whitehead Purchase Agreement, or (d) otherwise conform the provisions of the Option Documents or the Whitehead Purchase Agreement to the requirements of
Article 11 hereof, so long as such modification does not materially adversely affect Buyer.

         2.4      PURCHASE PRICE.

                  For and in consideration of the conveyances and assignments described herein and in addition to the assumption of liabilities as set forth in the Assumption Agreement, Buyer agrees to pay to Seller, and Seller agrees to accept from Buyer, a purchase price equal to Fifty Million Dollars ($50,000,000), payable in cash at the Closing, as adjusted by the net amount of the adjustments provided in Section 2.6 (the "Purchase Price"). SKMD shall cause the Exchange Agent to pay, on behalf of SKMD, the portion of the Purchase Price allocable to the FCC Licenses as determined by Section 8.3, and USA of Maryland shall pay the remainder of the Purchase Price. The Purchase Price shall be payable as described in Section 2.5. The Purchase Price shall be allocated among the Assets in accordance with Section 8.3.

         2.5      PAYMENT OF PURCHASE PRICE.

                  The Purchase Price shall be payable to Seller on the Closing Date by federal wire transfer of immediately available funds to an account which will be identified by Seller not less than three (3) days prior to the Closing Date.

         2.6      ADJUSTMENTS TO PURCHASE PRICE.

         2.6.1    ADJUSTMENTS.

                  All revenues and expenses arising from the business and operations of the Station shall be prorated or allocated in cash between Buyer and Seller as of the end of the broadcast day immediately preceding the Closing Date. Such expenses shall include, without limitation, all assessments, taxes and other similar charges, general and special, ordinary and extraordinary, whether the same
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



are then due or are payable thereafter (in installments or otherwise), or which have been confirmed by any public authority at the Closing Date; and all business and license fees, prepaid expenses, taxes and utility expenses arising from the business and operations of the Assets, lease rental agreements, insurance, rents payable or receivable, and all other items normally prorated in the sale of the assets of a business and of a television broadcast station in particular.

         2.6.2    SCHEDULE OF ADJUSTMENTS.

                  On the Closing Date, Seller shall deliver to Buyer an estimated schedule of adjustments (the "Estimated Schedule of Adjustments"). To the extent that Buyer and Seller agree on the Estimated Schedule of Adjustments, any payment required thereunder by Buyer or Seller, as the case may be, shall be made on the Closing Date. Within thirty (30) days following the Closing Date, Buyer shall deliver to Seller a final schedule of adjustments (the "Final Schedule of Adjustments") that shall set forth the adjustments contemplated by
Section 2.6.1, taking into effect any payment made pursuant to the Estimated Schedule of Adjustments. Seller shall have thirty (30) days following receipt of the Final Schedule of Adjustments to notify Buyer either that it accepts or rejects the Final Schedule of Adjustments. If Seller provides notice of objection to the Final Schedule of Adjustments, the parties shall endeavor for a period of thirty (30) days to resolve such dispute in a mutually satisfactory manner. If Buyer and Seller are unable to reach agreement within such thirty
(30) day period, Buyer and Seller shall request a mutually acceptable nationally recognized independent public accounting firm to resolve the dispute and determine the Final Schedule of Adjustments. Such accounting firm shall, within thirty (30) days of such submission, deliver to Seller and Buyer a written report resolving the disputed matters, and its determination shall be final, conclusive and binding upon Buyer and Seller. Any payment required under the Final Schedule of Adjustments shall be made by federal wire transfer of immediately available funds to the bank account designated by Buyer or Seller, as the case may be, within three (3) days of the final determination of the Final Schedule of Adjustments. The parties shall cooperate with each other and such public accounting firm in order to facilitate the determination of the Final Schedule of Adjustments.

         2.7      ASSUMPTION OF LIABILITIES.

                  2.7.1 At the Closing, Buyer shall assume and become liable for the following: (a) the Liabilities of Seller to be performed on and after the Closing Date under the Station Contract listed on SCHEDULE 2.1.4; (b) the Liabilities of Seller to be performed on and after the Closing Date under the Additional Agreements, if any; and (c) the Liabilities of Seller to be performed on and after the Closing Date under the FCC Licenses (collectively, the "Assumed Liabilities"). Buyer is assuming Liabilities of Seller only to the extent such Liabilities are not overdue or delinquent


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



on the Closing Date without regard to any grace period and without the incurrence of any increase in amounts due.

                  2.7.2 Except for those Liabilities expressly assumed by Buyer pursuant to Section 2.7.1 hereof, Buyer assumes no other Liabilities of any kind or description whether connected with the business and operations of the Station, Seller or otherwise, including, without limitation, all claims, Liabilities, obligations, requirements, penalties, fines or costs (including costs of environmental remediation or removal) arising from the ownership or operation of any of the Assets or the business and operations of the Station, Seller or Whitehead prior to the Closing Date (the Liabilities of the Station, Seller or Whitehead which are not assumed by Buyer are hereinafter collectively referred to as the "Non-Assumed Liabilities"). Except for those Liabilities expressly assumed by Buyer pursuant to Section 2.7.1, Seller shall indemnify and hold Buyer harmless from all Non-Assumed Liabilities in accordance with Section
12.2 hereof.

                  2.7.3  Without limiting the generality of Section 2.7.1 and
Section 2.7.2 and notwithstanding any other provision hereof, each of the following is a Non-Assumed Liability of Seller which Buyer does not assume:

                        (a) any Liabilities of Seller hereunder;

                        (b) any Liability of Seller arising from indebtedness of Seller;

                        (c) any liability of Seller or Whitehead arising under the Whitehead Purchase Agreement;

                        (d) any Liability of Seller arising from, or in connection with, the business and operations of the Station or the ownership of the Station or the Assets prior to the Closing Date, including, without limitation, any such Liabilities arising by reason of any violation or claimed violation by Seller of any Law;

                        (e) any Liability of Seller for Taxes owed, due or payable to any Governmental Authority;

                        (f) any Liability of Seller arising out of, resulting from or related to past, present or future litigation involving Seller or Seller as an owner or operator of the Station, whether the relevant cause of action accrues before or after the Closing;

                        (g) any Liability in respect of any Contract to which Seller is a party or a beneficiary which is not a contract identified in the Assumption Agreement;

                        (h) any Liability under any Station Employee Benefit
Plan;

                        (i) any Liability arising out of the employment or termination of employment, in either case prior to the Closing, of any current (active or non-active), former or retired employee of Seller;

                        (j) any Liability that represents any amounts past due or contractually due prior to the Closing Date on any Contract identified in the Assumption Agreement;

                        (k) any Liability of Seller or any present or former director or officer of Seller arising from any claim, action or proceeding, including, without limitation, any derivative action, brought by or on behalf of any present or former holder of any debt or equity security of Seller or by any lender to Seller, including, without limitation, any Liability arising from any indemnification, reimbursement or advance in connection therewith; and,

                        (l) any Liability of Seller which is not an Assumed Liability under Section 2.7.1.


                                   ARTICLE 3.
                    REPRESENTATIONS AND WARRANTIES BY SELLER

         Seller represents and warrants to Buyer as follows:

         3.1      ORGANIZATION AND STANDING.

                  Seller is a corporation duly organized, validly existing and in good standing under the laws of Florida and is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Georgia. Paxson is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Neither the nature of the business conducted by Seller, nor the character of the properties owned, leased or otherwise held by Seller makes any such qualification necessary in any other state, country, territory or jurisdiction. Seller has the full and unrestricted power and authority, corporate and otherwise, to own, lease and otherwise to hold and operate the Assets (other than the FCC Licenses), to carry on the business of the Station as now conducted by Seller under the Whitehead Time Brokerage Agreement, and Seller and Paxson each has the full and unrestricted power and authority, corporate and otherwise to enter into and perform the terms of this Agreement, the other Seller Documents to which each is a party and the transactions contemplated hereby and thereby. Copies of the articles of incorporation and bylaws of Seller have been delivered to Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof. Except as set forth on SCHEDULE 3.1, Seller does not own any capital stock of or other equity interest in any corporation, partnership or other Person.

         3.2      AUTHORIZATION.

                  The execution, delivery and performance of this Agreement and of the other Seller Documents, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action of the board of directors of Seller and Paxson and by any other necessary corporate or shareholder actions of Seller and Paxson (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement constitutes, and upon execution and delivery each other Seller Document will constitute, valid and binding agreements and obligations of Seller and Paxson, enforceable against Seller and Paxson, as applicable, in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         3.3      COMPLIANCE WITH LAWS.

                  Seller is in compliance in all material respects with Laws applicable to the Assets owned or held by Seller, and the Station's business and operations as now conducted by Seller under the Whitehead Time Brokerage Agreement, and to Seller's knowledge, Whitehead is in compliance in all material respects with the Communications Act and all other material Laws applicable to the Assets owned or held by Whitehead, the Station and the Station's business and operations. Subject to consummation of the Whitehead Closing and Seller's obligation to immediately thereafter transfer to SKMD the FCC Licenses, Seller has obtained (or will obtain) and holds (or will hold) all Licenses (none of which has been rescinded and all of which are in full force and effect) from the FCC and all other material Licenses from all other Governmental Authorities necessary in order to conduct the operations of the Station as presently conducted and to own, use and maintain the Assets.

         3.4      REQUIRED CONSENTS; NO CONFLICTS.

                  3.4.1 Except as set forth on SCHEDULE 3.4.1, the execution and delivery of this Agreement, and the performance of the transactions contemplated herein by Seller, will not require any consent, approval, authorization or permit of or filing with, or notification to any person, entity or Governmental Authority. All of the Assets to be sold hereunder are transferable by Seller by Seller's sole act and deed, and no consent on the part of any other person is necessary to validate the transfer to Buyer, except as follows: (a) the FCC Licenses described in SCHEDULE 2.1.1 are not assignable without the consent of the FCC as provided by law; (b) the Station Contract may be assigned only with the consent of the licensor identified therein, as specified in SCHEDULE 3.4.1; (c) certain of the Assets may be transferred only after the consummation of the Whitehead Closing; (d) the requirement of filing pre-merger notification reports under Hart-Scott-Rodino; and (e) those consents that may be required solely by reason of Buyer's (as opposed to any other third party's) participation in the transactions contemplated hereby.

                  3.4.2 Subject to the consummation of the Whitehead Closing, obtaining the FCC Order and the consent identified on SCHEDULE 3.4.1, and the satisfaction of the requirements of Hart-Scott-Rodino, the execution and delivery of this Agreement and the other Seller Documents, the fulfillment of and the compliance with the respective terms and provisions of each, and the consummation of the transactions described in each, do not and will not (a) conflict with or violate any Law, order, award, judgment, injunction or decree applicable to Seller or Paxson, the Assets or the Station or by which any of the Assets or the Station is subject or affected that would prevent Seller or Paxson from performing their respective obligations hereunder or otherwise materially interfere with the ownership or operation of the Assets; (b) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) of any Contract to which Seller or Paxson is a party or by which Seller or Paxson is bound or to which any of the Assets or the Station is subject or affected that would prevent Seller or Paxson from performing their respective obligations hereunder or otherwise materially interfere with the ownership or operation of the Assets, or result in the creation of any Encumbrance upon the Assets; or (c) conflict with or violate the articles of incorporation or bylaws of Seller or Paxson.

         3.5      OPTION DOCUMENTS; KBSP AGREEMENT.

                  Seller has delivered to Buyer full, correct and complete copies of the Option Documents, and the Option Documents consist of the only agreements, instruments or documents executed by Seller or Paxson in connection with the Option. Seller is the sole and exclusive legal and equitable owner of all right, title and interest in and to the Option, free and clear of any Encumbrances, except for and subject only to those Encumbrances that shall be removed prior to or contemporaneously with the Closing. All amounts payable to Whitehead under the Whitehead Time Brokerage Agreement are specified in Section 1.5 of the Whitehead Time Brokerage Agreement and Attachments I and II thereto. Paxson Communications of Oregon-22, Inc. and Paxson Oregon License, Inc. (collectively, the "Paxson Entities") are in negotiations to enter into the KBSP Agreement with the other parties thereto with respect to the purchase by the Paxson Entities of KBSP. Upon execution and delivery of the KBSP Agreement by all of the parties thereto, the KBSP Agreement will be a valid and binding agreement. Seller promptly will deliver to Buyer a correct and complete copy of the KBSP Agreement. Seller will cause the Paxson Entities to (i) comply in all material respects with the terms of the KBSP Agreement applicable to the Paxson Entities; (ii) enforce their rights thereunder; (iii) as soon as practicable after the time of receipt or delivery by the Paxson Entities, deliver to Buyer copies of all notices and other documents received or delivered by the Paxson Entities under the KBSP Agreement, and (iv) subject to any rights to terminate contained herein or in the KBSP Agreement, consummate the closing under the KBSP Agreement on the earliest date permitted hereunder and thereunder.

         3.6      INTENTIONALLY OMITTED.

         3.7      ABSENCE OF LITIGATION.

                  Except for any proceedings generally affecting the broadcasting industry and not particular to Seller and except as set forth and described in SCHEDULE 3.20 or SCHEDULE 3.7, as of the date hereof, there is no action, suit, investigation, arbitration or litigation pending or, to Seller's knowledge, threatened against Seller that affects the Assets, the Station or the Station's business and operations, or the transactions contemplated by this Agreement or any other Seller Document, at law or in equity, or before or by any court, arbitrator or Governmental Authority, and neither Seller nor the Station is operating under or subject to any order, award, judgment, writ, decree, determination or injunction of any court or arbitrator. No Governmental Authority has at any time challenged, questioned, or commenced, or given notice of intention to commence any investigation relating to, the legal right of Seller to conduct the operations of the Station as now or heretofore conducted by Seller.

         3.8      TOTALITY OF ASSETS; ENCUMBRANCES.

                  3.8.1 The Assets include all of the transmission equipment necessary to broadcast programming from the Station's transmitter facilities as currently broadcast.

                  3.8.2 Except for the Licenses and subject to the consummation of the Whitehead Closing, Seller is or will be the sole and exclusive legal and equitable owner of, and has good title to, the Assets free and clear of any Encumbrances, except for and subject only to those Encumbrances listed in
SCHEDULE 3.8.2, which shall be discharged and removed by the Closing Date, and Permitted Encumbrances.

                  3.8.3 At the Closing, Buyer shall acquire good title to, and all of Seller's right, title and interest in and to the Assets, free and clear of all Encumbrances other than the Permitted Encumbrances, and at the Closing, Buyer shall acquire all of Whitehead's right, title and interest in and to the FCC Licenses. For the purpose of this Section 3.8.3, the terms "Closing" and "Closing Date" shall not be deemed to refer to any Closing or Closing Date that occurs pursuant to Section 11.1.2.1.

         3.9  FCC MATTERS.

                  3.9.1 Following the Whitehead Closing, Seller will hold the FCC Licenses set forth and described on SCHEDULE 2.1.1. The FCC Licenses constitute all of the licenses, permits and authorizations issued by the FCC that are necessary or required for the lawful conduct of and/or used in the business and operations of the Station as currently conducted. The FCC Licenses are valid and in full force and effect and expire on the dates set forth on
SCHEDULE 2.1.1, unimpaired by any condition, other than the conditions set forth on the authorizations for the FCC Licenses or in the rules, regulations or policies of the FCC. No application, action or proceeding is pending for the renewal or modification of any of the FCC Licenses. Except for actions or proceedings affecting broadcast stations generally, including, without limitation, the FCC rulemaking identified as IN THE MATTER OF ADVANCED TELEVISION SYSTEMS, MM Docket No. 87-268, any and all collateral and subsequent FCC or court proceedings relating thereto (the "DTV Rulemaking"), to Seller's knowledge, no application, complaint, notice of violation, action or proceeding is pending or threatened by or before the FCC against Seller or the Station that could reasonably be expected to result in the (a) denial of an application for renewal of any FCC License; (b) the revocation, adverse modification, non-renewal or suspension of any of the FCC Licenses; (c) the issuance of a cease-and-desist order by the FCC against the Station; or (d) the imposition of any material administrative or judicial sanction with respect to the Station.

                  3.9.2 As of the date hereof, no person has notified any officer of Seller of his or her intention to contest the renewal of the current term of any FCC License for the Station.

                  3.9.3 The Station's transmitting equipment is being and has been operated in compliance in all material respects with the Communications Act, and the rules and regulations of the FCC. To Seller's knowledge, Whitehead has complied in all material respects with all requirements of the FCC and the Federal Aviation Administration applicable to Whitehead with respect to the construction and/or alteration of the Station's antenna structures.

                  3.9.4 To Seller's knowledge, there are no facts, conditions or events relating to Seller, Paxson or the Station that could reasonably be expected to cause the FCC to deny the assignment of the FCC Licenses as provided for in this Agreement.

         3.10  REAL PROPERTY.

                  3.10.1 Seller does not own (and after the Whitehead Closing will not own) any real property in connection with the business and operation of the Station.

                  3.10.2 Except for Excluded Assets, SCHEDULE 2.1.4 lists all licenses, leases and subleases pursuant to which any Real Property is occupied or used by Seller or Whitehead with respect to the business or operations of the Station. Following the Whitehead Closing, Seller will be the holder of the license purported to be granted to Whitehead-Georgia pursuant to the Station Contract identified in SCHEDULE 2.1.4 free and clear of all Encumbrances, other than the Permitted Encumbrances and those Encumbrances set forth in the Station Contract. The license granted under the Station Contract is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, Whitehead-Georgia, and to the knowledge of Seller, the licensor named therein. Whitehead-Georgia and, to Seller's knowledge, such licensor have complied with all of the material provisions of the Station Contract and are not in default thereunder in any material respect, and, to Seller's knowledge, there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

                  3.10.3 All buildings, structures, fixtures and other improvements that are occupied or used by Whitehead-Georgia pursuant to the Station Contract are in good repair (ordinary wear and tear excepted). To the knowledge of Seller, all such buildings, structures, fixtures and improvements conform in all material respects with all applicable building, zoning, subdivision, environmental, land-use, fire and other Laws pertaining to or affecting such buildings, structures, fixtures and other improvements.

                  3.10.4 To Seller's knowledge, no portion of any building, structure, fixture or improvement used by Whitehead-Georgia pursuant to the

Station Contract is the subject of, or affected by, any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending.

         3.11     CONDITION OF TANGIBLE ASSETS.

                  All tangible Assets are in good operating condition and repair, (ordinary wear and tear excepted), and are appropriate for the uses for which they are being used; and such Assets and the present use thereof do not violate in any material respect any applicable licenses, statutes, building, fire, zoning, health and safety or any other Laws or generally accepted engineering standards.

         3.12     INTELLECTUAL PROPERTY.

                  SCHEDULE 2.1.3 contains a true, correct and complete listing of all Intellectual Property owned or licensed by or registered in the name of Seller with respect to the business and operations of the Station, all of which are transferable to Buyer (following the consummation of the Whitehead Closing) by the sole act and deed of Seller, subject to obtaining the FCC Order; and no consent on the part of any other person, other than the FCC Order, is necessary to validate the transfer to Buyer of such Intellectual Property. Seller pays no royalty to anyone with respect to the Intellectual Property and, after the consummation of the Whitehead Closing, will have the right to bring action for the infringement thereof. Subject to the consummation of the Whitehead Closing, Seller owns or possesses all rights to use all such Intellectual Property necessary to the conduct of the business of the Station as currently conducted. Seller does not have any knowledge and Seller has not received any notice to the effect that any service rendered by Seller relating to the business of the Station may infringe on any Intellectual Property right or other legally protectable right of another. Seller will have following the consummation of the Whitehead Closing the right to the use of the call letters "WNGM-TV" pursuant to the rules and regulations of the FCC.

         3.13     Reports and Records.

                  All returns, reports and statements relating to the Station currently required to be filed by Seller (or, to Seller's knowledge, by Whitehead) with the FCC or any other Governmental Authority have been filed and complied with except for such returns, reports and statements, the failure to file or comply with which could not reasonably be expected to have a material adverse effect on the business or operations of the Station and are true, correct and complete in all material respects. All such reports, returns and statements shall continue to be filed in all material respects on a current basis until the Closing Date, and will be true, correct, and complete in all material respects. To the knowledge of Seller, the Station's public file has been maintained in all material respects in accordance with the rules and regulations of the FCC and all logs and business records relating to the business and operations of the Station that are required to be maintained by the FCC, including without limitation, political and public files, program, operating and maintenance logs, equipment performance measurements, have been maintained in all material respects in accordance with the rules and regulations of the FCC and are in the possession of Seller at the Station's transmitter or studio location.

         3.14     STATION CONTRACT.

                  The Station Contract set forth and described in SCHEDULE 2.1.4 is the only Contract relating to the Assets. Neither Seller nor Whitehead has entered into any Contract or any amendment or modification which waives any of its respective rights under the Station Contract. Seller has delivered a true and complete copy of such Station Contract (and all amendments and modifications thereto) to Buyer prior to the execution of this Agreement. The Station Contract is in full force and effect, and constitutes a legal, valid and binding obligation of, and is legally enforceable against Whitehead-Georgia and to Seller's knowledge against the licensor thereunder. Except as specified on
SCHEDULE 3.18, Whitehead-Georgia has complied in all material respects with the Station Contract and is not in default thereunder in any material respect, and to Seller's knowledge, there has not occurred any event which (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute such a default. To Seller's knowledge, there has not been (i) any threatened cancellation of the Station Contract or (ii) any outstanding dispute regarding a matter that would constitute a default thereunder.

         3.15     TAXES.

                  3.15.1 Except where the failure to file, pay or accrue any Taxes does not result in an Encumbrance on the Assets or in the imposition of transferee or other liability on Buyer for the payment of Taxes, (a) Seller has (or, in the case of Seller Tax Returns becoming due after the date hereof and on or before the Closing Date, will have prior to the Closing Date) filed all Seller Tax Returns required to be filed by Seller on or before the Closing Date with respect to all applicable Taxes, (b) all Seller Tax Returns are (or, in the case of Seller Tax Returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete in all material respects, and (c) Seller has paid or properly accrued all Taxes due or claimed to be due by any Governmental Authority in connection with any of Seller Tax Returns (without regard to whether or not such Taxes are shown as due on such Seller Tax Returns).

                  3.15.2 There is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of Seller, threatened in respect of any Taxes that could result in an Encumbrance on the Assets or in the imposition of transferee or other liability on Buyer for the payment of Taxes.

                  3.15.3 Seller does not hold and is not required to hold a retail sales tax permit (or the equivalent) and has not taken any actions that would prevent the parties from relying on applicable casual or occasional sales tax exemptions under relevant sales tax statutes in connection with this transaction.

         3.16     EMPLOYEE BENEFIT PLANS.

                  Seller has not incurred and will not incur as a result of the consummation of the transactions contemplated under this Agreement any material liability with respect to any Plan or any Benefit Arrangement which could give rise to any material liability of Buyer.

         3.17     LABOR RELATIONS.

                  There are no strikes, work stoppages, or grievance proceedings, or other material controversies pending, or to the knowledge of Seller, threatened between Seller and (a) any of the Station's current or former employees, or (b) any union or collective bargaining unit representing such employees. Seller has complied and is in compliance in all material respects with all Laws applicable to Seller's employees and relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, worker's compensation, employee privacy and right to know and social security contributions. There are no collective bargaining agreements, employment agreements, or professional service Contracts to which Seller is a party (or to which Seller will become a party after the Whitehead Closing)not terminable at will relating to the Station or the business and operations thereof. The consummation of the transactions contemplated hereby will not cause Buyer to incur or suffer any Liability relating to, or obligation to pay, severance, termination, or other payments to any existing or former employee of Seller or Whitehead. Except as set forth in SCHEDULE 3.17.1 hereto, no employee of the Station has any contractual right to continued employment by Buyer following consummation of the transactions contemplated by this Agreement. To the knowledge of Seller, there is no union campaign being conducted to represent employees of the Station.

         3.18     ENVIRONMENTAL MATTERS.

                  3.18.1 Except as specified on SCHEDULE 3.18, Seller's (and, to Seller's knowledge, Whitehead's) operations at the Station's transmitter site have complied and are in compliance in all material respects with all Environmental Laws.

                  3.18.2 Except as specified on SCHEDULE 3.18, there are no pending or, to the Knowledge of Seller, threatened actions, suits, claims, legal proceedings or other proceedings based on, and neither Seller nor any officer, director or stockholder thereof has received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Authority or any other person or entity or knows any fact(s) which could reasonably be expected to form the basis for any such actions or notices arising out of or attributable to: (a) the current or past release or threatened release into the environment from the Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials or any substances that pose a hazard to human health or an impediment to working conditions; (b) the off-site disposal of Hazardous Materials originating on or from the Real Property or the business or Assets of Seller located on the Real Property; (c) any facility operations or procedures of Seller (or to Seller's knowledge, of Whitehead) at the Real Property which do not conform in any material respect to requirements of the Environmental Laws; or (d) any violation of Environmental Laws at any part of the Real Property or otherwise arising from Seller's activities at the Real Property involving Hazardous Materials.

                  3.18.3 Except as disclosed on SCHEDULE 3.18, to Seller's knowledge based solely on inquiry to the Licensor identified in the Station Contract and to Whitehead, the Real Property contains no underground storage tanks, or underground piping associated with such tanks, used currently for Hazardous Materials. Seller makes no representation or warranty whatsoever regarding the condition, operation or use of such storage tanks.

                  3.18.4 Seller, has furnished to Buyer accurate and complete copies of all environmental assessments performed by Seller or in Seller's possession with respect to the Real Property.

                  3.18.5 The operation of the Station does not cause or result in exposure of workers or the general public to levels of radio frequency radiation in excess of the "Radio Frequency Protection Guides" recommended in "American National Standard Safety Levels with Respect to Human Exposure to Radio Frequency Electromagnetic Fields 300 kHz to 100 gHz" (ANSI C95.1-1982), issued by the American National Standards Institute, and renewal of the FCC Licenses on the date hereof would not constitute a "major action" within the meaning of Section 1.1301, ET SEQ., of the FCC's rules.

         3.19     INSURANCE.

                  SCHEDULE 3.19 contains a list and brief summary of all policies of title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance of any kind relating to the Assets or the business and operations of the Station and owned or held by Seller or Whitehead. All such policies: (a) are in full force and effect and (b) are valid, outstanding, and enforceable policies.

         3.20     CABLE SYSTEMS.

                  (a) SCHEDULE 3.20(a) hereto contains a complete and accurate list of all cable television systems carrying the Station's signal;

                  (b) SCHEDULE 3.20(b) hereto contains a complete and accurate list of all Market Cable Systems on which the Station made a must-carry election for the current must-carry election period (by default or otherwise) and on which the Station is not currently carried;

                  (c) SCHEDULE 3.20(c) hereto contains a complete and accurate list of all retransmission consent agreements and/or copyright indemnification agreements, if any, entered into on behalf of the Station;

                  (d) SCHEDULE 3.20(d) hereto contains a complete and accurate list of all retransmission consent elections made by the Station;

                  (e) SCHEDULE 3.20(e) hereto contains a complete and accurate list of all Market Cable Systems, if any, which are carrying the Station and which have notified Seller or the Station of such Market Cable System's intention to delete the Station from carriage or to change the Station's channel position on such cable system, other than pursuant to any agreement described in clause (c) above;

                  (f) SCHEDULE 3.20(f) hereto contains copies of each notice, if any, received by the Station from any Market Cable System alleging that the Station does not deliver an adequate quality signal, as defined in Section 76.55(c)(3) of the FCC Regulations, to such Market Cable System's principal headend (other than any such notice as to which such failure has been remedied or been determined not to exist), and all further correspondence between the Station and any such Market Cable System relating to such notice;

                  (g) SCHEDULE 3.20(g) hereto contains a complete and accurate list of all pending petitions for special relief to modify the area in which the Station is entitled to demand must-carriage pursuant to Sections 76.55(c) and
(e) of the FCC Regulations;

                  (h) SCHEDULE 3.20(h) hereto contains a complete and accurate list of must- carry complaints, if any, filed on behalf of the Station;

                                   ARTICLE 4.
                     REPRESENTATIONS AND WARRANTIES BY BUYER

         Buyer represents, warrants and covenants to Seller as follows:

         4.1      ORGANIZATION AND STANDING.

                  SKMD is a general partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and USA of Maryland is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. By the Closing Date USA of Maryland will be duly qualified to do business as a foreign corporation in Georgia. Buyer has the full and unrestricted power and authority, corporate or otherwise, to enter into and perform the terms of this Agreement and the other Buyer Documents to which Buyer is a party and to carry out the transactions contemplated hereby and thereby.

         4.2      AUTHORIZATION.

                  The execution, delivery and performance of this Agreement and of the other Buyer Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary actions of Buyer and by any other necessary corporate or shareholder action of Buyer (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement constitutes, and upon execution and delivery each other Buyer Document will constitute, valid and binding agreements and obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         4.3      COMPLIANCE WITH LAWS.

                  As of the Closing Date, Buyer shall have obtained and shall hold all permits, licenses and approvals (none of which will have been modified or rescinded and all of which shall be in full force and effect) from all Governmental Authorities necessary in order to conduct the operations of the Station as presently conducted and to own, use and maintain the Assets.

         4.4      NO CONFLICTS.

                  Subject to obtaining the FCC Order and the consents identified on Schedule 3.4.1, and satisfaction of the requirements of Hart-Scott-Rodino, the execution and delivery of this Agreement and the other Buyer Documents, the fulfillment of and the compliance with the respective terms and provisions of this Agreement and the other Buyer Documents, and the consummation of the transactions described herein and therein, do not and will not (a) conflict with or violate any Law, order, award, judgment, injunction or decree applicable to Buyer that would prevent Buyer from performing its obligations hereunder or thereunder; (b) conflict with or result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) of any Contract to which Buyer is a party or by which Buyer is bound, that would prevent Buyer from performing its obligations hereunder or thereunder; or (c) conflict with or violate the Articles of Incorporation or Bylaws of Buyer.

         4.5      QUALIFICATION AS LICENSEE.

                  To Buyer's Knowledge, Buyer is legally, financially and otherwise qualified to enter into and perform its obligations hereunder and to be the licensee of and operate the Station under the Communications Act and the rules, regulations and policies of the FCC. To Buyer's Knowledge, there are no facts, conditions or events relating to Buyer or USA that could reasonably be expected to cause the FCC to deny the assignment of the FCC Licenses as provided for in this Agreement. Chicago Deferred Exchange Corporation currently is holding on behalf of Buyer approximately $80,000,000 in proceeds from the sale by Buyer of other broadcast station assets and, as of the Closing, Chicago Deferred Exchange Corporation will hold on behalf of Buyer no less than $50,000,000 to enable it to consummate the transactions contemplated by this Agreement.

         4.6      BLACKSTAR AGREEMENT.

                  USA is in negotiations to enter into the Blackstar Agreement with all of the members of Blackstar L.L.C. with respect to the purchase by USA of all of the membership interests of such members. Upon execution and delivery of the Blackstar Agreement by all of the parties thereto, the Blackstar Agreement will be a valid and binding agreement. USA promptly will deliver to Buyer a correct and complete copy of the Blackstar Agreement. USA will (i) comply in all material respects with the terms of the Blackstar Agreement applicable to it; (ii) enforce USA's rights thereunder; (iii) as soon as practicable after the time of receipt or delivery by USA, deliver to Seller copies of all notices and other documents received or delivered by USA under the Blackstar Agreement, and (iv) subject to any rights to terminate contained herein or in the Blackstar Agreement, consummate the closing under the Blackstar Agreement on the earliest date permitted hereunder and thereunder.

                                   ARTICLE 5.
                               PRE-CLOSING FILINGS

         5.1      APPLICATIONS FOR FCC CONSENT.

                  Whitehead-Georgia and Buyer have jointly filed an application for the Station with the FCC requesting its consent to the assignment of the FCC Licenses for the Station from Whitehead-Georgia to SKMD. Seller and Buyer will diligently take, or fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested in order to obtain promptly the requested consents and approvals of the applications by the FCC; provided, however, that none of the parties hereto shall have any obligation to take any unreasonable steps to satisfy complainants, if any, or to participate in any evidentiary hearing. Each party agrees to comply with any condition imposed on it by the FCC Order unless such condition (a) would have a materially adverse effect on such party's rights or interests hereunder and (b) does not result from events or circumstances that constitute a breach of the representations, warranties and covenants of such party hereunder. Buyer and Seller shall oppose any request for reconsideration or judicial review of the FCC Order. If the Closing shall not have occurred for any reason within the original effective period of the FCC Order, and neither party shall have terminated this Agreement under Section 13.1, the parties shall jointly request an extension of the effective period of the FCC Order. No extension of the FCC Order shall limit the exercise by either party of its rights under Section 13.1.

         5.2      HART-SCOTT-RODINO.

                  As promptly as practicable and no later than fifteen (15) days following the execution of this Agreement, Seller and Buyer shall complete any filing that may be required pursuant to Hart-Scott-Rodino (each an "HSR Filing"). Seller and Buyer shall diligently take, or fully cooperate in the taking of, all necessary and proper steps, and provide any additional information requested by the Department of Justice or the Federal Trade Commission in order to comply with, the requirements of such Act.

                                   ARTICLE 6.
                       COVENANTS AND AGREEMENTS OF SELLER

         Seller covenants and agrees with Buyer as follows:

   6.1   NEGATIVE COVENANTS.

         Pending and prior to the Closing, Seller will not, without the prior written approval of Buyer, do or agree to do any of the following:

         6.1.1    DISPOSITIONS; MERGERS.

                  Sell, assign, lease or otherwise transfer or dispose of any of the Assets, the Option or the Whitehead Purchase Agreement; or merge or consolidate with or into any other entity or enter into any Contracts relating thereto; PROVIDED, HOWEVER, that Seller may sell, assign, lease or otherwise transfer or dispose of any tangible Asset if such tangible Asset is expended in the Ordinary Course of Business.

         6.1.2    ADDITIONAL AGREEMENTS.

                  Acquire or enter into any new contract (or authorize Whitehead under the terms of the Whitehead Purchase Agreement to acquire or enter into any new Contract which is not terminable on 90-days notice), including without limitation, any program contracts, affiliation agreements, local marketing arrangements, joint operating agreements, time brokerage agreements or other similar contracts, or renew, extend, amend, alter, modify or otherwise change (or authorize Whitehead under the terms of the Whitehead Purchase Agreement to renew, extend, amend, alter, modify or otherwise change) the Station Contract; provided, however, that nothing contained herein shall be deemed to prevent Seller from entering into any Contract that does not relate to the Assets or the Station; provided further, however, that Buyer shall not be obligated to assume any such Contract. Notwithstanding the terms of this Section 6.1.2 or any other provision in this Agreement to the contrary, Seller shall be permitted to enter into an affiliation or other similar agreement with respect to the programming to be broadcast on the Station prior to the Closing Date (which programming may be different than the programming broadcast on the Station on the date hereof), provided that Buyer shall not be obligated to assume any such agreement and provided further that the operation of the Station under such agreement shall comply in all material respects with all requirements of the FCC Licenses and the rules and regulations of the FCC.

         6.1.3    BREACHES.

                  Do or omit to do any act (or permit such action or omission) which will cause a material breach of the Station Contract by Seller, the Option Documents, the Whitehead Purchase Agreement or any other Contract to which Seller is a party or by which Seller is bound which would have a material adverse effect on the Station or the Assets.

         6.1.4    EMPLOYEE MATTERS.

                  Enter into (or authorize Whitehead under the terms of the Whitehead Purchase Agreement to enter into or become subject to) any employment, labor, union, or professional service Contract for any employee of the Station that is not terminable at will, or any bonus, pension, insurance, profit sharing, incentive, deferred compensation, severance pay, retirement, hospitalization, employee benefit, or other similar plan covering any such employee of the Station other than in the Ordinary Course of Business; or authorize Whitehead under the terms of the Whitehead Purchase Agreement to increase the compensation payable or to become payable to any employee of the Station other than in the Ordinary Course of Business.

         6.1.5    ACTIONS AFFECTING FCC LICENSES OR CONTRACTS.

                  Take any action (and use its commercially reasonable efforts to prohibit Whitehead from taking any action) which may jeopardize the validity or enforceability of or rights under the FCC Licenses, the Option, the Option Documents, the Whitehead Purchase Agreement, or which may prevent the satisfaction or fulfillment of a condition precedent hereunder.

         6.1.6    REPRESENTATIONS AND WARRANTIES.

                  Take any action or fail to take any action which would cause any of Seller's representations or warranties contained herein to be untrue in any material respect or Seller's covenants contained herein to be incapable of being performed or satisfied in any material respect on the Closing Date.

         6.2      AFFIRMATIVE COVENANTS.

                  Pending and prior to the Closing Date, Seller will:

         6.2.1    PRESERVE EXISTENCE.

                  Preserve its corporate existence and its business organization with respect to the Station intact, and keep all Assets in good working order and repair, ordinary wear and tear excepted.

         6.2.2    NORMAL OPERATIONS.

                  Subject to the terms and conditions of this Agreement (including, without limitation, Section 6.1), (a) carry on the business and activities of the Station in the usual and Ordinary Course of Business in accordance with and subject to the Whitehead Time Brokerage Agreement; (b) pay or otherwise satisfy in all material respects all obligations of Seller (cash and barter) with respect to the Station as they come due and payable; and (c) maintain its books of account, records, and files relating to the Station in substantially the same manner as heretofore.

         6.2.3    MAINTAIN FCC LICENSES.

                  Maintain (or use its commercially reasonable efforts to cause Whitehead to maintain) the FCC Licenses in full force and effect, and comply (or use its commercially reasonable efforts to cause Whitehead to comply) in all material respects with all requirements of the FCC Licenses and the rules and regulations of the FCC.

         6.2.4    NOTICES UNDER WHITEHEAD PURCHASE AGREEMENT.

                  Deliver to Buyer any notices, demands, requests, correspondence or other documents delivered by Seller under the Option Documents, including, without limitation, the documents contemplated under
Section 2.3, simultaneously with such delivery by Seller, and deliver to Buyer any notices, demands, requests, correspondence or other documents received by Seller under the Option Documents within two (2) days of the date received by Seller.

         6.2.5    PERFORMANCE UNDER CONTRACTS.

                  Pay and perform in all material respects its obligations under the Option Documents, and the Whitehead Purchase Agreement, the Station Contract, and any Additional Agreements that shall be entered into between the date hereof and the Closing by Seller pursuant to Section 6.1.2, in accordance with the respective terms and conditions of such Contracts.

         6.2.6    COMPLIANCE WITH WHITEHEAD PURCHASE AGREEMENT.

                  Use its commercially reasonable efforts to cause Whitehead to perform its obligations under the Whitehead Purchase Agreement, including, without limitation, Whitehead's obligations to comply with its covenants under
Section 5 of the Whitehead Purchase Agreement, and use its commercially reasonable efforts to cause Whitehead to close under the Whitehead Purchase Agreement notwithstanding the absence of a Final Order. Notwithstanding any provision in this Agreement to the contrary, Seller shall not be deemed to be in breach of its obligations hereunder if Whitehead fails to perform its obligations under the Option Documents unless Seller has failed to use its commercially reasonable efforts to cause Whitehead to perform thereunder.

         6.2.7    TAXES.

                  Pay or discharge when due and payable all Taxes, except where the failure to pay Taxes would not result in an Encumbrance on the Assets or the imposition of transferee or other liability on Buyer for the payment of Taxes.

         6.2.8    CORPORATE ACTION.

                  Take all corporate action under the Laws of the State of Florida necessary to effectuate the transactions contemplated by this Agreement and by the other Seller Documents.

         6.2.9    TRANSFER TAX; BULK SALES.

                  Notwithstanding any other provision of this Agreement, Buyer hereby waives compliance by Seller with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the transactions contemplated hereby. Seller shall indemnify and hold harmless Buyer, without regard to the Basket Amount, against any and all liabilities which may be asserted by third parties against Buyer as a result of noncompliance with any "bulk transfer law."

         6.2.10   ACCESS.

                  Seller will give (and will use its commercially reasonable efforts to cause Whitehead to give) Buyer, and Buyer's accountants, counsel, consultants, employees and agents, full and complete access during normal business hours and upon reasonable prior notice to Seller to, and furnish (or use its commercially reasonable efforts to cause Whitehead to furnish) them with all documents, records, work papers and information with respect to, all of the properties, assets, books, contracts, commitments, reports and records relating to the Station, as the Buyer shall from time to time reasonably request. In addition, Seller will permit (or use its commercially reasonable efforts to cause Whitehead to permit) the Buyer, and its accountants, counsel, consultants, employees and agents, reasonable access to such personnel during normal business hours as may be necessary or useful to the Buyer in its review of the properties, assets and business affairs of the Station.

         6.2.11   OTHER INFORMATION.

                  Provide to Buyer (or use its commercially reasonable efforts to cause Whitehead to provide to Buyer) all such other information and copies of documents, at Buyer's expense, concerning Seller, the operation of the Station and the Assets, the Option, and the Station's customers and suppliers, as Buyer may reasonably request.

         6.2.12   ENGINEERING INSPECTIONS.

                  Prior to the Closing, permit (or use its commercially reasonable efforts to cause Whitehead to permit) Buyer and Buyer's consulting engineers and other representatives, agents, employees and independent contractors, at Buyer's expense, to conduct engineering and other inspections of the Station and the Assets during normal business hours and upon reasonable prior notice to Seller; PROVIDED, HOWEVER, that any such inspection shall be conducted in a manner that does not unreasonably interfere with the business or operations of the Station and the Assets.

         6.2.13   INSURANCE.

                  Maintain in full force and effect all of its existing casualty, liability, and other insurance with respect to the Assets and the business and operations of the Station through the day following the Closing Date in amounts not less than those in effect on the date hereof.

         6.2.14   VIOLATIONS.

                  Upon receiving notice or otherwise becoming aware of any material violation relating to the FCC Licenses, any material violation by Seller, Whitehead or the Station of any rules and regulations of the FCC, or any material violations under any other applicable Laws, promptly notify Buyer and, at Seller's expense, cure (or use its commercially reasonable efforts to cause Whitehead to cure) all such violations prior to the Closing Date.

         6.2.15   INTERRUPTION IN BROADCAST OPERATIONS.

                  Promptly notify Buyer in writing if the Station ceases to broadcast at its authorized power for more than 48 consecutive hours. Such notice shall specify the reason or reasons for such cessation and the corrective measures taken or to be taken by Seller.

         6.2.16   CONSENTS.

                  Seller shall use commercially reasonable efforts to obtain the third party consent required to assign to Buyer the Station Contract listed on
SCHEDULE 3.4.1. Buyer, upon request of Seller, shall cooperate with Seller in any commercially reasonable manner requested by Seller in connection with obtaining such consent, including, without limitation, providing such guarantees as may be required to release Paxson from its guarantee set forth in the Station Contract insofar as such guarantee applies to the period following the Closing Date. Notwithstanding any provision in this Agreement to the contrary, Buyer acknowledges that Seller shall have no liability whatsoever to Buyer arising out of or relating to the failure to obtain any such consent if the licensor refuses to release such guarantee.

         6.3      CONFIDENTIALITY.

                  Seller shall, at all times, maintain strict confidentiality with respect to all documents and information furnished to Seller by or on behalf of Buyer. Nothing shall be deemed to be confidential information that:
(a) is known to Seller at the time of its disclosure to Seller; (b) becomes publicly known or available other than through disclosure by Seller; (c) is received by Seller from a third party not actually known by Seller to be bound by a confidentiality agreement with or obligation to Buyer; or (d) is independently developed by Seller. Notwithstanding the foregoing provisions of this Section 6.3, Seller may disclose such confidential information (a) to the extent required or deemed advisable to comply with applicable Laws, (b) to its officers, directors, employees, representatives, financial advisors, attorneys, accountants, agents and Whitehead with respect to the transactions contemplated hereby (so long as such parties agree to maintain the confidentiality of such information), and (c) to any Governmental Authority in connection with the transactions contemplated hereby. In the event this Agreement is terminated, Seller will return to Buyer all documents and other material prepared or furnished by Buyer relating to the transactions contemplated hereunder, whether obtained before or after the execution of this Agreement.

         6.4      CABLE CARRIAGE.

                  Seller shall use its commercially reasonable efforts, prior to and following the Closing Date, to cause Whitehead to file with the FCC within the time periods specified by the rules and regulations of the FCC all necessary and desirable petitions, responses and other information relating to Whitehead's petitions for carriage under applicable must carry regulations by cable operators serving subscribers in the Atlanta, Georgia Area of Dominant Influence, and Seller will diligently take (and it will use its commercially reasonable efforts to cause Whitehead to take), all necessary, desirable and proper steps, and provide any additional information reasonably requested, in order to obtain promptly such cable carriage by cable operators serving at least 900,000 subscribers in the Atlanta, Georgia Area of Dominant Influence; provided, however, Seller shall not be required to pay any consideration to such cable operators to obtain such carriage. Seller shall indemnify Buyer pursuant to Section 12.2 for any Losses incurred by Buyer as a result of Whitehead's failure to file a complaint with the FCC on or before April 10, 1998, regarding MediaOne's refusal to carry the Station, which date is sixty days after the date the Station received a letter from MediaOne that effectively denied carriage to the Station.

                                   ARTICLE 7.
                        COVENANTS AND AGREEMENTS OF BUYER

         Buyer covenants and agrees with Seller as follows:

         7.1      CONFIDENTIALITY.

                  Buyer shall, at all times prior to the Closing, maintain strict confidentiality with respect to all documents and information furnished to Buyer by or on behalf of Seller. Nothing shall be deemed to be confidential information that: (a) is known to Buyer at the time of its disclosure to Buyer;
(b) becomes publicly known or available other than through disclosure by Buyer;
(c) is received by Buyer from a third party not actually known by Buyer to be bound by a confidentiality agreement with or obligation to Seller; or (d) is independently developed by Buyer. Notwithstanding the foregoing provisions of this Section 7.1, Buyer may disclose such confidential information (a) to the extent required or deemed advisable to comply with applicable Laws, (b) to its officers, directors, employees, representatives, financial advisors, attorneys, accountants, agents, and underwriters, with respect to the transactions contemplated hereby (so long as such parties agree to maintain the confidentiality of such information), and (c) to any Governmental Authority in connection with the transactions contemplated hereby. In the event this Agreement is terminated, Buyer will return to Seller all documents and other material prepared or furnished by Seller relating to the transactions contemplated by this Agreement, whether obtained before or after the execution of this Agreement.

         7.2      CORPORATE ACTION.

                  Prior to the Closing, Buyer shall take all partnership and corporate action, as the case may be, under the Laws of the State of Delaware necessary to effectuate the transactions contemplated by this Agreement and the other Buyer Documents.

         7.3      NEGATIVE COVENANTS.

                  Prior to the Closing, Buyer will not, without the prior written approval of Seller, do or agree to do any of the following: (a) take any action which may prevent the satisfaction or fulfillment of a condition precedent hereunder or (b) take any action or fail to take any action which would cause any of Buyer's representations and warranties to be untrue in any material respect or Buyer's covenants contained herein to be incapable of being performed or satisfied in any material respect on the Closing Date.

                                   ARTICLE 8.
                       MUTUAL COVENANTS AND UNDERSTANDINGS
                               OF SELLER AND BUYER

         8.1      POSSESSION AND CONTROL.

                  Between the date hereof and the Closing Date, Buyer shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct, the business and operations of the Station, and such operation, including complete control and supervision of all programming, shall be the ultimate responsibility of the licensee of the Station; PROVIDED, HOWEVER, that Buyer shall be entitled to inspect the Assets as provided in
Section 6.2.10 so that an uninterrupted and efficient transfer of ownership may be effected. On and after the Closing Date, Seller shall have no control over, or right to intervene, supervise, direct or participate in, the business and operations of the Station.

         8.2      RISK OF LOSS.

                  8.2.1 Until the Closing, any loss of or damage to the Assets from fire or other casualty or cause (other than any loss or damage resulting from any act or omission of Buyer or any of Buyer's employees or representatives) shall be the responsibility of Seller. In the event of such loss or damage prior to the Closing Date, Seller shall use commercially reasonable efforts to promptly restore, replace or repair the damaged Assets, at Seller's sole cost and expense, to their condition prior to such loss or damage.

                  8.2.2 If, prior to the Closing, any loss to or damage of the Assets occurs (other than any loss or damage resulting from any act or omission of Buyer or any of Buyer's employees or agents) that causes the Station to cease broadcasting operations for a period of seven (7) consecutive days, or prevents in any material respect signal transmission by the Station in the normal and usual manner for a period of fourteen (14) consecutive days, Buyer may, in its sole discretion, upon written notice to Seller delivered within five (5) days following either such period, (a) postpone the Closing until the Assets have been restored or replaced such that normal and usual transmission of the Station's signal is resumed (in which event the Closing shall be held within ten
(10) business days following such resumption), (b) proceed to consummate the transactions contemplated by this Agreement and complete the restoration and replacement of the Assets after the Closing Date (in which event Seller shall deliver to Buyer all insurance and other proceeds received in connection with such loss or damage), or (c) terminate this Agreement pursuant to Article XIII hereunder.

   8.3   ALLOCATION OF PURCHASE PRICE.

         8.3.1    ALLOCATION SCHEDULE.

                  Seller and Buyer shall attempt to agree to allocate the Purchase Price among classes of Assets for the Station in accordance with an allocation schedule to be agreed to by the parties (the "Allocation Schedule"); provided, however, in the event that Seller and Buyer are unable to agree on the Allocation Schedule within sixty (60) days following execution of this Agreement, the parties will proceed under Section 8.3.2.

         8.3.2    APPRAISED ALLOCATION OF PURCHASE PRICE.

                  If Buyer and Seller are unable to agree on the Allocation Schedule within such sixty (60) day period as contemplated under Section 8.3.1, Seller and Buyer agree to retain Bond & Pecaro to appraise the classes of Assets of the Station. Bond & Pecaro shall be instructed to perform an appraisal of the classes of Assets of the Station and deliver a report to Seller and Buyer as soon as reasonably practicable (the "Appraisal Report"). Seller and Buyer shall share equally the fees, costs and expenses of the Bond & Pecaro whether or not the transactions contemplated hereby are consummated. Seller and Buyer each represent, warrant, covenant, and agree with each other that the Purchase Price shall be allocated among the classes of Assets for the Station as set forth in the Appraisal Report. Seller and Buyer agree, pursuant to Section 1060 of the Code that the Purchase Price shall be allocated in accordance with this Section 8.3.2, and that all Tax returns and reports shall be filed consistent with such allocation. Notwithstanding any other provision of this Agreement, the provisions of this Section 8.3.2 shall survive the Closing Date without limitation.

         8.4      PUBLIC ANNOUNCEMENTS.

                  Seller and Buyer shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated herein and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior written consent of the other party, issue such press release or make such public statement as may be required by Law or any listing agreement with a national securities exchange to which Seller or Buyer is a party if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

         8.5      EMPLOYEE MATTERS.

                  Buyer shall have the right but not the obligation to offer employment to the employees of the Station listed on SCHEDULE 8.5 hereto on terms and conditions determined by Buyer. No later than five (5) days prior to Closing, Buyer shall provide Seller a written notice listing any such employees of Seller that Buyer, upon Closing, desires to retain as employees.

         8.6      SERVICES AGREEMENT.

                  Pending Buyer's search for alternative studio space and studio equipment following the Closing, Seller and Buyer shall enter into the Services Agreement in the form attached hereto as EXHIBIT F whereby Seller shall lease to Buyer for a period of not longer than eighteen (18) months following the Closing certain studio space and studio equipment; provided that such Services Agreement may be terminated by Buyer upon sixty (60) days' notice which may be given at any time after the date hereof, as more fully set forth in the Services Agreement.

                                   ARTICLE 9.
                             CONDITIONS PRECEDENT TO
                           BUYER'S OBLIGATION TO CLOSE

                The obligations of Buyer to purchase the Assets and to proceed with the Closing are subject to the satisfaction (or waiver in writing by Buyer) at or prior to the Closing of each of the following conditions:

         9.1    REPRESENTATIONS AND COVENANTS.

                (a) The representations and warranties of Seller made in this Agreement or in any other Seller Document shall have been true and correct when made, and shall be true and correct on the Closing Date as though such representations and warranties were made on and as of the Closing Date, except to the extent any such representation or warranty is expressly stated only as of a specified earl'ier date or dates, in which case such representation and warranty shall be true and correct in all material respects as of such earlier specified date or dates; and (b) Seller shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement or any other Seller Document required to be performed or complied with by Seller prior to the Closing.

         9.2    CONSENTS.

                Seller shall have obtained prior to the Closing Date all consents, authorizations or approvals necessary to effect the valid assignment to Buyer of the

Station Contract, and all other consents necessary to consummate the transactions contemplated hereby (except for the FCC Order, which shall be governed by Section 9.4, and except for any HSR Filing, which shall be governed by Section 9.6), each of which consents, authorizations and approvals shall be in form and substance reasonably satisfactory to Buyer.

         9.3      DELIVERY OF DOCUMENTS.

                  Seller shall have delivered to Buyer (or to the Escrow Agent, as applicable) all Contracts, agreements, instruments, and documents required to be delivered by Seller pursuant to Section 11.2.

         9.4      FCC ORDER.

                  The FCC Order consenting to the assignment by Whitehead-Georgia to SKMD shall have been issued; provided, however, in the event that any opposition has been filed with respect to the grant of such FCC Order and the parties agree, in their reasonable judgment, that such opposition is reasonably likely to preclude such FCC Order from becoming a Final Order, then the parties agree that the foregoing condition shall not have been satisfied.

         9.5      LEGAL PROCEEDINGS.

                  Other than the DTV Rulemaking and any action or proceeding relating to the FCC Order (which action or proceeding shall be governed by SECTION 9.4), no action or proceeding by or before any Governmental Authority shall be pending (and not subsequently dismissed, settled or otherwise terminated) which could reasonably be expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement or any other Seller Document or prevent, restrict or impair in any material respect the ownership or use of the Assets or the operation of the Station (as currently used or operated) by Buyer, other than an action or proceeding instituted or threatened by Buyer.

         9.6      HART-SCOTT-RODINO.

                  All applicable waiting periods under Hart-Scott-Rodino shall have expired or terminated.

         9.7      ABSENCE OF MATERIAL CHANGE.

                  Since the date of this Agreement, there shall not have been a material adverse change in the Assets or a material increase in the Liabilities of the Station (regardless of whether or not such events or changes are consistent with the representations and warranties given herein by Seller).

            9.8   ACQUISITION OF KBSP.

                  The KBSP Acquisition shall have been consummated or shall be consummated concurrently with the Closing.

            9.9   CABLE CARRIAGE ENTITLEMENT.

                  Buyer shall have received reasonable assurance that following the Closing the Station will be entitled to carriage under applicable must carry regulations by cable operators serving at least 900,000 subscribers in the Atlanta, Georgia Area of Dominant Influence.

            9.10  WHITEHEAD CLOSING.

                  The Whitehead Closing shall have been consummated or shall be consummated concurrently with the Closing consistent with the terms of the Whitehead Asset Purchase Agreement without any waivers by Seller of the conditions precedent set forth in Section 7 of the Whitehead Purchase Agreement (except for waivers that would not have a material adverse effect on Buyer, the Assets or the Station); provided, however, this Section 9.10 shall not be a condition precedent to a Closing pursuant to Section 11.1.2.

            9.11  BLACKSTAR ACQUISITION.

                  The acquisition by USA or one of its affiliates of all of the membership interests outstanding of Blackstar L.L.C. shall have been consummated or shall be consummated concurrently with the Closing.

            9.12  WAIVER OF KBSP CLOSING CONDITION.

                  Notwithstanding Section 9.8, in the event that on or before July 16, 1998 all conditions precedent in this Article 9 have been satisfied (or waived by Buyer) except for the condition set forth in Section 9.8 and provided that the failure of such condition to be satisfied shall not be due to a breach by Paxson Communications of Oregon-22, Inc. or Paxson Oregon License, Inc. under the KBSP Agreement, then, in such event, Seller may require Buyer to waive such
Section 9.8 and close under Section 11.1.1.

                                   ARTICLE 10.
                             CONDITIONS PRECEDENT TO
                          SELLER'S OBLIGATION TO CLOSE

                The obligations of Seller to sell, transfer, convey and deliver the Assets and to proceed with the Closing are subject to the satisfaction (or waiver in writing by Seller) at or prior to the Closing of each of the following conditions:

         10.1     REPRESENTATIONS AND COVENANTS.

                  (a) The representations and warranties of Buyer made in this Agreement or in any other Buyer Document shall have been true and correct when made, and shall be true and correct on the Closing Date as though such representations and warranties were made on and as of the Closing Date, except to the extent any such representation or warranty is expressly stated only as of a specified earlier date or dates, in which case such representation and warranty shall be true and correct in all material respects as of such earlier specified date or dates; and (b) Buyer shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement or any other Buyer Document required to be performed or complied with by Buyer prior to the Closing.

         10.2     DELIVERY BY BUYER.

                  Buyer or the Exchange Agent, as the case may be, shall have delivered to Seller (or the Escrow Agent, as applicable), on Buyer's behalf, the Purchase Price and all Contracts, agreements, instruments and documents required to be delivered by Buyer to Seller pursuant to Section 11.3.

         10.3     FCC ORDER.

                  The FCC Order consenting to the assignment by Whitehead-Georgia to SKMD shall have been issued; provided, however, in the event that any opposition has been filed with respect to the grant of such FCC Order and the parties agree, in their reasonable judgment, that such opposition is reasonably likely to preclude such FCC Order from becoming a Final Order, then the parties agree that the foregoing condition shall not have been satisfied.

         10.4     LEGAL PROCEEDINGS.

                  Other than any action or proceeding relating to the FCC Order (which action or proceeding shall be governed by SECTION 10.3), no action or proceeding by or before any Governmental Authority shall be pending (and not subsequently dismissed, settled, or otherwise terminated) that could reasonably be expected to restrain, prohibit, or invalidate the transactions contemplated by this

Agreement or any other Buyer Document, other than an action or proceeding instituted or threatened by Seller.

         10.5     HART-SCOTT-RODINO.

                  All applicable waiting periods under Hart-Scott-Rodino shall have expired or terminated.

         10.6     CONSENTS.

                  Prior to the Closing Date all consents, authorizations or approvals necessary to effect the valid assignment to Buyer of the Station Contract shall have been obtained, and all other consents necessary to consummate the transactions contemplated hereby (except for the FCC Order, which shall be governed by Section 10.3, and except for any HSR Filing, which shall be governed by Section 10.5), each of which consents, authorizations and approvals shall be in form and substance reasonably satisfactory to Seller; provided, however, obtaining the Whitehead Consent shall be governed by Section 15.14.2.

                                   ARTICLE 11.
                                   THE CLOSING

         11.1     CLOSING.

                  11.1.1 Subject to Section 11.1.2, the Closing hereunder shall be held on a date specified by Buyer on no less than five (5) days notice to Seller (which notice may be waived in whole or in part by Seller) (the "Closing Date"), and in any event not later than ten (10) days following the date that the FCC Order has been issued; subject to satisfaction or waiver of all other conditions precedent to the holding of the Closing; provided, however, under no circumstance shall the Closing Date be later than July 16, 1998, if the FCC Order is issued on or before such date and all other conditions precedent to the holding of the Closing shall have been satisfied or waived. If Buyer fails to specify the date for Closing prior to the fifth day after the date the FCC Order is issued, the Closing shall take place on the tenth day after such date.

                  11.1.2 Notwithstanding Section 11.1.1. hereof, in the event that the FCC Order has not been issued to permit the Closing to occur by July 10, 1998, SKMD shall have the option, in its sole discretion by delivering written notice to Seller between July 10, 1998 and July 14, 1998, to require Seller to proceed with the Closing under this Section 11.1.2 on July 16, 1998, subject to satisfaction or waiver of all other conditions precedent to the holding of the Closing other than the issuance of the FCC Order, or to terminate this Agreement pursuant to Section

13.1.6 and pay Seller liquidated damages in the amount of $5,000,000 (the "Liquidated Damages"). The parties agree that the option to terminate and pay the Liquidated Damages is for the benefit of SKMD, not Seller, and may be exercised only by SKMD.

                  11.1.2.1  In the event that the Closing proceeds pursuant to
Section 11.1.2, the deliveries to be made under Section 11.2 and under Section
11.3 (the "Closing Deliveries") shall be delivered to the Escrow Agent. Prior to the disbursement of the Purchase Price by the Escrow Agent, all interest earned on the Purchase Price shall be paid each month by the Escrow Agent to Seller. The Escrow Agent shall hold the Closing Deliveries in accordance with the terms and conditions of the Escrow Agreement substantially in the form attached hereto as EXHIBIT G (with such changes requested by the Escrow Agent which are agreeable to Buyer and Seller), which shall be entered into by Buyer, Seller and the Escrow Agent. On the first business day immediately following the date of the FCC Order, and without the need for the satisfaction of any other terms or conditions, Buyer and Seller shall notify the Escrow Agent in writing to, no later than three (3) days following the parties' notification to the Escrow Agent of the issuance of the FCC Order, transfer the Closing Deliveries to the appropriate parties as contemplated by this Agreement and the Escrow Agreement and the interest accrued and unpaid with respect to the Purchase Price to Seller. In the event that the Closing proceeds pursuant to this Section 11.1.2, Seller and SKMD also shall enter into an agreement, in the form attached hereto as EXHIBIT H, to assign to SKMD all of Seller's rights under the Whitehead Time Brokerage Agreement (the "Time Brokerage Agreement") and Buyer shall assume all of Seller's obligations under the Whitehead Time Brokerage Agreement to be performed following the Closing Date, except Seller's obligations under Section
1.5 thereof and Attachments I and II thereto and except for obligations arising under Section 4.1 thereof which relate to the time period prior to the Closing Date, which shall remain the responsibility of Seller. Pursuant to the Time Brokerage Agreement, SKMD shall provide programming for broadcast on the Station commencing on the Closing Date under this Section 11.1.2 and continuing until the date on which the escrow arrangement contemplated hereunder is terminated and Seller shall be liable for paying all amounts payable to Whitehead under
Section 1.5 of the Whitehead Time Brokerage Agreement and Attachments I and II thereto. In the event of a Closing under this Section 11.1.2, until such time as the escrow arrangement contemplated hereunder is terminated (but not to exceed sixty (60) days from the Closing Date under this Section 11.1.2), upon the termination of the Escrow Agreement, Seller shall pay a consulting fee to Buyer equal to $7,275.00 per day for providing consulting services during such sixty
(60) day period relating to Seller's other television station in the Atlanta, Georgia market pursuant to a consulting agreement in form and substance reasonably acceptable to Buyer and Seller. From and after a Closing pursuant to this Section 11.1.2.1, all operating and other income or loss of the Station shall be for the account of Buyer, and all interest accruing on the Purchase Price shall be for the account of Seller, subject to disbursement at the times and in the manner provided in the Escrow Agreement and the Closing shall be deemed to have occurred for all purposes under this Agreement. Accordingly, for all federal, state and local income or franchise Tax purposes, (i) Buyer and Seller shall treat the Closing pursuant to Section 11.1.2 as a "sale or other disposition" of the Station (within the meaning of Section 1001(a) of the Code) by Seller on the date of such Closing, (ii) Buyer and Seller shall treat SKMD as having "received" the FCC Licenses on the date of such Closing, within the meaning of
Section 1031(a)(3)(B) and Treasury Regulation Section 1.1031(k)-1(b)(1)(ii),
(iii) Seller shall include all interest accrued on the Purchase Price in its income for the year in which such interest accrues, without regard to whether such interest is disbursed to Seller in such year in accordance with the terms of the Escrow Agreement.

                  11.1.2.2  In the event that Buyer exercises its option under
Section 11.1.2 to terminate this Agreement and to pay the Liquidated Damages (the "Termination Option"), upon payment of the Liquidated Damages by Buyer, Buyer shall be discharged from all further liability under this Agreement except as provided in Sections 6.3, 7.1 and 15.3. Buyer shall notify Seller in writing of its exercise of the Termination Option within the period specified in Section
11.1.2 (the date of such notification hereinafter being referred to as the "Termination Date"). Buyer shall pay the Liquidated Damages on the date and in the manner specified in the Letter Agreement.

                  11.1.3  In the event that the Closing has occurred pursuant to
Section 11.1.2,, SKMD shall have the option, in its sole discretion, so long as the FCC Order has not been issued, of (i) assigning and transferring its rights under this Agreement, the Escrow Agreement, the Services Agreement and the Whitehead Time Brokerage Agreement to Seller (a "Sale to Seller") or (ii) assigning and transferring its rights under this Agreement, the Escrow Agreement, the Services Agreement and the Whitehead Time Brokerage Agreement to a third party (a "Sale to a Third Party"), which assignment and transfer will be subject to the approval of the FCC, but shall not require the consent of Seller so long as such third party is legally, financially and otherwise qualified to hold the FCC Licenses. If SKMD fails to notify Seller in writing of its intention to exercise its option hereunder to make a Sale to Seller or a Sale to a Third Party on or prior to the first anniversary date of the Closing under
Section 11.1.2, Seller shall have the right to require SKMD to make a Sale to Seller under Section 11.1.4, and if Seller exercises such right SKMD shall have no further right to make a Sale to a Third Party; provided, however, that any Sale to Seller under this sentence shall not be subject to the $50,000,000 limitation referenced in Section 11.1.4. Upon notifying Seller of its exercise of its option to make a Sale to a Third Party, Buyer shall authorize the Escrow Agent to release from escrow the amount of $5,000,000 to Seller (the "Sale to Third Party Payment"). If SKMD fails to close any Sale to a Third Party on or before the date which is nine (9) months following the date of Buyer's notice regarding a Sale to a

Third Party, such sale to a Third Party shall have no force or effect, and Buyer shall be required to immediately make a Sale to Seller. Upon the release of the Closing Deliveries to Buyer under Section 2.04 of the Escrow Agreement pursuant to a Sale to a Third Party or under Section 2.05 of the Escrow Agreement pursuant to a Sale to Seller, Buyer shall return to Seller all originals of the Assignment of FCC Licenses. Upon the release of the Closing Deliveries to Seller under Section 2.04 of the Escrow Agreement pursuant to the Sale to a Third Party, Seller shall (i) revise the Closing Deliveries set forth and described in EXHIBIT B and EXHIBIT C attached to the Escrow Agreement to reflect the transfer by Seller to the Third Party, and Seller and Buyer shall make no other revisions to such Closing Deliveries unless Buyer and Seller mutually agree to additional revisions and (ii) deliver to Buyer originals, executed in quadruplicate, of such Closing Deliveries for Buyer's delivery pursuant to the closing of the Sale to a Third Party. Notwithstanding any provision in this Agreement to the contrary, Seller shall have no obligation or liability to the Third Party as a result of events occurring after the Closing Date.

                  11.1.4 In the event that SKMD elects to make a Sale to Seller under Section 11.1.3(i), Seller shall be obligated to purchase, or designate a third party to purchase, the Assets and the Station in accordance with this
Section 11.1.4 and Section 11.1.5. The purchase price for a Sale to Seller shall be equal to the fair market value, as of the date of the notice of a Sale to Seller, of the Station and the Assets (which shall include any assets acquired after the date hereof), as determined by an appraisal based on events occurring subsequent to the Closing Date and performed by the Appraiser selected pursuant to the provisions of Section 11.1.5 ("Fair Market Value"). Notwithstanding the foregoing, if Fair Market Value is more than $50,000,000, the amount Seller shall be obligated to pay to SKMD shall be limited to $50,000,000. The representations, warranties, covenants and conditions relating to a Sale to Seller shall be, to the extent applicable, similar to those set forth herein and in the Seller Documents and the Buyer Documents.

                  11.1.5 In the event that SKMD elects to make a Sale to Seller under Section 11.1.3(i), within five (5) business days of notifying Seller of such election, SKMD shall provide Seller with a list of three independent appraisers, who are qualified and experienced in appraising the value of television stations. Within five (5) business days of receiving such list of appraisers, Seller shall select one appraiser from such list to perform the appraisal contemplated under Section 11.1.4; provided, however, if Seller fails to make such selection during such five-day period, SKMD shall have the right to select the appraiser (the "Appraiser"). The determination by the Appraiser of Fair Market Value shall be final, conclusive and binding upon the parties. Seller and Buyer shall share equally the fees, costs and expenses of the Appraiser. In the event that SKMD elects to make a Sale to Seller under Section 11.1.3(i), the Purchase Price (and the interest accrued thereon and unpaid) owing to Seller under the Escrow Agreement shall be disbursed to

Seller by the Escrow Agent at the closing of a Sale to Seller in accordance with the terms of the Escrow Agreement, and immediately thereafter Seller shall pay to SKMD an amount equal to the Fair Market Value of the Assets and the Station (subject to the limitation that Seller shall not be required to pay more than $50,000,000) in accordance with the instructions signed by Buyer and Seller and delivered to the Escrow Agent under Section 2.05 of the Escrow Agreement. The instructions to the Escrow Agent delivered under Section 2.05 of the Escrow Agreement shall include a provision that the Purchase Price (and the interest accrued thereon and unpaid) owing to Seller ("Seller's Funds") shall not be released to Seller by the Escrow Agent unless the Escrow Agent confirms in writing to Buyer that Seller has delivered to the bank receiving the Purchase Price irrevocable wire instructions requiring the bank, immediately upon receipt of Seller's Funds, to wire the amount owing to SKMD under this Section 11.1.5 in accordance with SKMD's wire instructions.

                  11.1.6 In the event that SKMD elects to make a Sale to a Third Party under Section 11.1.3(ii), SKMD shall be entitled to any gain recognized from such sale and shall bear the risk of any loss recognized from such sale, and the Purchase Price and the interest accrued thereon owing to Seller under the Escrow Agreement shall be disbursed to Seller by the Escrow Agent at the closing of a Sale to a Third Party in accordance with the terms of the Escrow Agreement.

                  11.1.7 Buyer and Seller, promptly when due, shall execute and deliver to the Escrow Agent all instructions, notifications and other documents required to be executed and delivered to the Escrow Agent under Section 2 of the Escrow Agreement, and Buyer and Seller each agrees that it will (and Seller will use its commercially reasonable efforts to cause Whitehead), at any time, prior to, at or after the Closing Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be necessary or reasonably requested by the other party in connection with a Sale to a Third Party, a Sale to Seller or in order to fully effectuate the purposes, terms and conditions set forth in this Article 11.

                  11.1.8 The Closing shall be held at 10:00 A.M. local time at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C. or at such other time and place as the parties may agree.

         11.2     DELIVERY BY SELLER.

                  At or before the Closing, Seller shall deliver to Buyer (or in the case of a Closing pursuant to Section 11.1.2, to the Escrow Agent) the following:

         11.2.1   AGREEMENTS AND INSTRUMENTS.

                  The following bills of sale, statements, assignments and other instruments of transfer, dated as of the Closing Date and duly executed by
Seller:

                  (a) the Bill of Sale;

                  (b) the Assignment of FCC Licenses;

                  (c) the Assignment of Contracts;

                  (d) the Assumption Agreement;

                  (e) the Services Agreement; and

                  (f) such other certificates, opinions, instruments or
                      documents as Buyer may reasonably request in order to effect and document the transactions contemplated hereby.

         11.2.2   CONSENTS.

                  Originals of all consents necessary to effect the valid assignment to Buyer of the Station Contract and any other consents Seller is required to obtain.

         11.2.3   CABLE CARRIAGE ENTITLEMENT.

                  Evidence reasonably satisfactory to Buyer with respect to the Station's cable carriage entitlement as contemplated by Section 9.9.

         11.2.4   UCC REPORT.

                  A report dated not more than ten (10) days prior to the Closing Date of the appropriate filing officers in the jurisdictions specified in SCHEDULE 11.2.4 evidencing no judgments, financing statements, tax liens, mechanics, materialmen or other statutory liens on file with respect to the Assets, and, if such report evidences that judgments, financing statements, tax liens, mechanic's, materialmen's or other statutory liens are on file with respect to any of the Assets, a termination statement or other appropriate document signed by the secured party or lienholder evidencing the release or termination of such financing statement or such lien and, if applicable, a pay-off letter from such secured party or lienholder; provided, however, in the event of a Closing pursuant to Section

11.1.2.1, Seller shall not be required to deliver any termination statement, pay-off letter or other release document until the date the Purchase Price is released to Seller by the Escrow Agent under the Escrow Agreement. Notwithstanding anything in this Agreement to the contrary, Seller agrees that Buyer shall not authorize (or be required to authorize) the Escrow Agent to release the Purchase Price under the Escrow Agreement unless and until Seller delivers to Buyer all pay-off letters and termination statements or releases evidencing the release or termination of any financing statements or other liens on file with respect to the Assets; provided, however, that the foregoing restriction shall not apply to any release of the Sale to Third Party Payment.

         11.2.5   CERTIFIED RESOLUTIONS.

                  A copy of (a) the resolutions of directors and shareholders of Seller, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement, and of the other Seller Documents, and the consummation of the transactions contemplated hereby and thereby (b) a copy of the by-laws of Seller, and (c) a copy of the certificate of incorporation of Seller, all certified by the Secretary of Seller as being true, correct and complete as of the Closing Date.

         11.2.6   OFFICERS' CERTIFICATE.

                  A certificate of Seller signed by any authorized officer of Seller certifying that the representations and warranties of Seller made herein and in the other Seller Documents were true and correct in all material respects as of the date of this Agreement and are true and correct in all material respects as of the Closing Date, except to the extent any such representation or warranty is expressly stated only as of a specified earlier date or dates, in which case such representation and warranty shall be true and correct in all material respects as of such earlier specified date or dates, and that Seller has performed and complied in all material respects with all covenants and agreements contained in this Agreement or any other Seller Document required to be performed or complied with by Seller on or prior to the Closing.

         11.2.7   SELLER'S IRS FORM 8594.

                  Internal Revenue Service Form 8594 completed by Seller in connection with the acquisition of the Assets by Buyer prepared in a manner consistent with Section 8.3.

          11.2.8  OPINION OF COUNSEL.

                  An opinion of Dow, Lohnes & Albertson, PLLC, counsel to Seller, dated the Closing Date, addressed to Buyer, containing the opinions set forth in EXHIBIT I hereto and such limitations and qualifications that are reasonably satisfactory to Buyer and Buyer's counsel.

    11.3  DELIVERY BY BUYER, THE EXCHANGE AGENT.

          At or before the Closing, USA of Maryland, SKMD or the Exchange Agent, as applicable, shall deliver to Seller (or in the case of a Closing pursuant to Section 11.1.2, to the Escrow Agent) the following:

          11.3.1  PURCHASE PRICE PAYMENT.

                  The Purchase Price in the amount and manner set forth in
Section 2.

          11.3.2  AGREEMENTS AND INSTRUMENTS.

                  The following Contracts, agreements and instruments:

                  (a) the Assumption Agreement;

                  (b) the Assignment of Purchase Agreement and any other necessary documents or instruments necessary in order to effect Buyer's deferred like kind exchange in accordance with applicable requirements of the Code and the regulations of the Department of Treasury thereunder in form and substance reasonably satisfactory to Seller;

                  (c) the Services Agreement; and

                  (d) such other certificates, opinions, instruments or documents as Seller may reasonably request in order to effect and document the transactions contemplated hereby.

         11.3.3   CERTIFIED RESOLUTIONS.

                  Copies of (a) the resolutions of the directors of USA of Maryland, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and of the other Buyer Documents, and the consummation of the transactions contemplated hereby and thereby; (b) a copy of the by-laws of USA of Maryland;
(c) the articles of incorporation of USA of Maryland; and (d) the Partnership Agreement of SKMD, all certified by the Secretary of USA of Maryland as being true, correct and complete as of the Closing Date.

         11.3.4   OFFICERS' CERTIFICATE.

                  A certificate of Buyer signed by any authorized officer of USA of Maryland certifying that the representations and warranties of Buyer made herein were true and correct as of the date of this Agreement and are true and correct as of the Closing Date, except to the extent any such representation or warranty is expressly stated only as of a specified earlier date or dates, in which case such representation and warranty shall be true and correct in all material respects as of such earlier specified date or dates, and that Buyer has performed and complied with all covenants and agreements contained in this Agreement or any Buyer Document required to be performed or complied with by Buyer prior to the Closing.

         11.3.5   BUYER'S IRS FORM 8594.

                  Internal Revenue Service Form 8594 completed by Buyer in connection with the acquisition of the Assets by Buyer prepared in a manner consistent with Section 8.3.

         11.3.6   OPINION OF COUNSEL.

                  An opinion of Hogan & Hartson, counsel to Buyer, dated the Closing Date, addressed to Seller, containing the opinions set forth in EXHIBIT J hereto and such limitations and qualifications that are reasonably satisfactory to Seller and Seller's counsel.

         11.3.7   CONSENTS.

                  Originals of any consents that Buyer is required to obtain.

         11.4     FRUSTRATION OF CLOSING CONDITIONS.

                  Buyer may not rely on the failure of any condition set forth in Article IX to be satisfied if such failure was caused by Buyer's failure to act in good faith or to comply with its obligations hereunder. Seller may not rely on the failure of any condition set forth in Article X to be satisfied if such failure was caused by Seller's failure to act in good faith or to comply with its obligations hereunder.

         11.5     LIQUIDATED DAMAGES.

                  In the event that Buyer fails to give Seller notice on or prior to the first anniversary date of the Closing as required by the second sentence of Section 11.1.3 and Seller exercises its right to demand a Sale to Seller thereunder, Buyer shall pay Seller liquidated damages equal to the amount (if any) by which the Fair Market Value as determined pursuant to Section 11.1.4 exceeds $50,000,000. Such liquidated damages shall be paid by Buyer to Seller (by wire transfer of immediately available funds) simultaneously with the payment by Seller to Buyer (by wire transfer of immediately available funds) of the payment required by Seller under the second sentence of Section 11.1.4.

                                   ARTICLE 12.
                            SURVIVAL; INDEMNIFICATION

         12.1     SURVIVAL OF REPRESENTATIONS.

                  Unless otherwise set forth herein, all representations and warranties, covenants and agreements of Seller and Buyer contained in or made pursuant to this Agreement or in any certificate furnished pursuant hereto shall survive the Closing Date and shall remain in full force and effect as follows:
(a) representations and warranties shall survive for a period of twelve (12) months after the Closing Date; (b) Seller's obligations with respect to all obligations and liabilities not assumed by Buyer shall survive until such obligations and liabilities have been paid, performed or discharged in full; (c) Buyer's obligation with respect to all obligations and liabilities assumed by Buyer hereunder shall survive until such obligations and liabilities have been paid, performed or discharged in full; (d) the covenants and agreements in this
ARTICLE 12 shall continue in full force and effect until fully discharged; and
(e) any representation, warranty, covenant or agreement that is the subject of a claim which is asserted in a reasonably detailed writing prior to the expiration of the applicable period set forth above shall survive with respect to such claim or dispute until the final resolution thereof. All such representations and warranties, covenants, and agreements shall also survive and be unaffected by (and shall not be deemed waived by) any investigation, audit, appraisal, or inspection at any time made by or on behalf of any party hereto.

         12.2     INDEMNIFICATION BY SELLER.

                  Subject to the conditions and provisions of Section 12.4 and
Section 12.5, Seller agrees to indemnify, defend and hold harmless Buyer, Buyer's Affiliates, each of their respective directors, officers, employees and agents and each of the successors and assigns of any of the foregoing ("Buyer Indemnified Parties") from and against and in any respect of, on a net after-tax basis, all Losses, asserted against, resulting to, imposed upon or incurred by the Buyer Indemnified Parties, directly or indirectly, by reason of or resulting from (a) any liability or obligation of or claim against Buyer (whether absolute, accrued, contingent or otherwise and whether a contractual, Tax or any other type of liability or obligation or claim) not expressly assumed by Buyer pursuant to
Section 2.7, arising out of, relating to or resulting from the businesses of Seller, or relating to or resulting from the Assets or the business and operations of the Station during the period prior to the Closing Date; (b) any breach of the representations and warranties of Seller contained in this Agreement (including the Schedules hereto) or any other Seller Document; (c) any breach by Seller of any covenants, agreements or undertakings of Seller contained in this Agreement or any other Seller Document; or (d) any employment related practices, policies, Contracts, decisions, actions or omissions by Seller for the period ending on the Closing Date with respect to any of Seller's employees or former employees.

         12.3     INDEMNIFICATION BY BUYER.

                  Subject to the conditions and provisions of Section 12.4 and
Section 12.5, Buyer hereby agrees to indemnify, defend and hold harmless Seller, Seller's Affiliates, each of their respective directors, officers, employees and agents and each of the successors and assigns of any of the foregoing ("Seller Indemnified Parties") from, against and with respect of, on a net after-tax basis, any and all Losses, asserted against, resulting to, imposed upon or incurred by Seller Indemnified Parties, directly or indirectly, by reason of or resulting from (a) any liability or obligation of or claims against Seller Indemnified Parties (whether absolute, accrued, contingent or otherwise and whether contractual, Tax or any other type of liability or obligation or claim) expressly assumed by Buyer pursuant to Section 2.7; (b) any breach of the representations and warranties of Buyer contained in this Agreement or any other Buyer Document; (c) any breach by Buyer of any covenants, agreements or undertakings of Buyer contained in this Agreement or any other Buyer Document;
(d) any litigation, proceeding or claim arising from the business or operations of the Assets or the Station on or after the Closing Date; or (e) in the event of a Closing pursuant to Section 11.1.2, any liability or obligation of or claims against Seller Indemnified Parties (whether absolute, accrued, contingent or otherwise and whether contractual or any other type of liability or obligation or claim) arising under or relating to the Whitehead Time Brokerage Agreement with respect to the period after the Closing Date (other than any liability or obligation for the payments to Whitehead required by the terms of
Section 1.5 and Attachments I and II of the Whitehead Time Brokerage Agreement).

         12.4     LIMITATION ON INDEMNIFICATION.

                  Neither Seller nor Buyer shall be liable to the other in respect of any indemnification hereunder (a) except to the extent that the aggregate Losses of the party to be indemnified under this Agreement exceed Fifty Thousand Dollars ($50,000) (the "Basket Amount"), whereupon the party to be indemnified shall be entitled to indemnification from the other party hereunder for all Losses suffered or incurred by the party to be indemnified; provided, however, any Losses of Buyer in respect of (i) Seller's Taxes, (ii) Seller's failure to comply with any bulk transfer law in accordance with Section 6.2.9, or (iii) Buyer's compliance with its indemnification obligation set forth in clause (iii) in the proviso of the third sentence of Section 15.7 shall not be subject to the Basket Amount; and (b) for any Losses which exceed in the aggregate One Million Dollars ($1,000,000) (the "Cap"). The parties further agree that any Losses received by the Indemnified Party hereunder shall be net of any insurance proceeds received by the Indemnified Party with respect to the event giving rise to the Losses. The parties hereto acknowledge and agree that it is their intention that no standard of materiality or reasonableness shall be implied (by law, in equity or otherwise) in any representation, warranty, covenant or other agreement of Seller or Buyer contained in this Agreement or the other agreements executed by or on behalf of Seller or Buyer in connection herewith, unless such a standard is expressly set forth in such representation, warranty, covenant or agreement. Following the Closing, the sole and exclusive remedy for Buyer or Seller for any claim arising out of a breach of any representation, warranty, covenant or other agreement contained herein or the other Buyer Documents or Seller Documents or otherwise arising out of or in connection with the transactions contemplated by this Agreement or the other Buyer Documents or Seller Documents, whether such claim is framed in tort, contract or otherwise, shall be a claim for indemnification pursuant to this Section 12.

         12.5     CONDITIONS OF INDEMNIFICATION.

                  The obligations and liabilities of Seller and of Buyer hereunder with respect to their respective indemnities pursuant to this Section 12, resulting from any Losses, shall be subject to the following terms and conditions:

                  12.5.1 The party seeking indemnification (the "Indemnified Party") must give the other party or parties, as the case may be (the "Indemnifying Party"), notice of any such Losses promptly after the Indemnified Party receives notice thereof; provided that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that the Indemnifying Party shall have suffered actual damage by reason of such failure.

                  12.5.2 The Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Losses at the Indemnifying Party's risk and expense.

                  12.5.3 In the event that the Indemnifying Party shall elect not to undertake such defense, or, within a reasonable time after notice from the
                                     - 47 -

Indemnified Party of any such Losses, shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Losses, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Losses at any time prior to settlement, compromise or final determination thereof). In such event, the Indemnifying Party shall pay to the Indemnified Party, in addition to the other sums required to be paid hereunder, the costs and expenses incurred by the Indemnified Party in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred.

                  12.5.4 Anything in this Section 12.5 to the contrary notwithstanding, (i) if there is a reasonable probability that Losses may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense, compromise or settlement of the Losses, (ii) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Losses or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Losses in form and substance satisfactory to the Indemnified Party, and (iii) in the event that the Indemnifying Party undertakes defense of any Losses, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Losses and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such Losses and (iv) in the event that the Indemnifying Party undertakes defense of any Losses, the Indemnifying Party shall have an obligation to keep the Indemnified Party informed of the status of the defense of such Losses and furnish the Indemnified Party with all documents, instruments and information that the Indemnified party shall reasonably request in connection therewith.

         12.6     BULK SALES INDEMNITY.

                  Seller further agrees to indemnify, defend and hold harmless the Buyer Indemnified Parties from and against and in respect of any and all Losses, including without limitation any claims made by creditors, with respect to non-compliance with any bulk transfer law.

                                   ARTICLE 13.
                                   TERMINATION

         13.1     TERMINATION.

                  This Agreement may be terminated at any time prior to the Closing by:

                  13.1.1 the mutual written consent of Seller and Buyer;

                  13.1.2 Buyer or Seller, upon written notice of termination delivered to the other, if the Closing does not occur on or prior to March 15, 1999;

                  13.1.3 Buyer, pursuant to Section 8.2.2(c) hereof, upon written notice of termination delivered to Seller;

                  13.1.4 Buyer or Seller, upon written notice of termination delivered to the other, if the FCC Order contains any condition that is materially adverse to the party seeking to terminate pursuant to this Section
13.1.4 and such condition does not result from events or circumstances that constitute a breach by the terminating party of its respective representations, warranties or covenants set forth herein;

                  13.1.5 Buyer, upon written notice of termination delivered to Seller, if the KBSP Agreement or the Blackstar Agreement is terminated in accordance with their respective terms; and

                  13.1.6 Buyer, upon written notice to Seller of its election to exercise the Termination Option and the payment to Seller of the Liquidated Damages;

provided, however, that the party seeking termination pursuant to Sections
13.1.2 through 13.1.6 is not in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement

         13.2     EFFECT OF TERMINATION.

                  In the event this Agreement is terminated as provided in this
ARTICLE 13, this Agreement shall be deemed null, void and of no further force or effect, and the parties hereto shall be released from all future obligations hereunder; PROVIDED, HOWEVER, that the obligations of Buyer and Seller set forth in Sections 6.3, 7.1, and 15.3, shall survive such termination and the parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity or otherwise (including, without limitation, specific performance).

                                   ARTICLE 14.
                                    REMEDIES

         14.1     DEFAULT BY BUYER.

                  If Buyer shall default in the performance of its obligations under this Agreement or if, as a result of Buyer's action or failure to act, the conditions precedent to Seller's obligation to close specified in Section 10 are not satisfied, and for such reason or reasons this Agreement is not consummated, and provided that Seller shall not then be in default in the performance of Seller's obligations hereunder, Seller shall be entitled by written notice to Buyer, at Seller's sole option:

                  (a) to require Buyer (i) to consummate and specifically enforce its rights and perform its obligations under the Definitive Agreements governing the Blackstar Acquisition and (ii) to consummate and specifically perform its obligations in accordance with the terms of this Agreement and the other Buyer Documents, if necessary, in each case, through injunction or other court order or process; or

                  (b) by written notice to Buyer, to terminate this Agreement and to pursue any other remedies Seller has at law or in equity or otherwise.

         14.2     DEFAULT BY SELLER.

                  If Seller shall default in the performance of Seller's obligations under this Agreement, or if, as a result of Seller's action or failure to act, the conditions precedent to Buyer's obligation to close specified in Section 9 are not satisfied and for such reason or reasons this Agreement is not consummated, and provided that Buyer shall not then be in default in the performance of Buyer's obligations hereunder, Buyer shall be entitled by written notice to Seller, at Buyer's sole option:

                  (a) to require Seller (i) to consummate and specifically enforce its rights and perform its obligations under the Whitehead Purchase Agreement and the KBSP Acquisition and (ii) to consummate and specifically perform its obligations in accordance with the terms of this Agreement and the other Seller Documents, if necessary, in each case, through injunction or other court order or process; or

                  (b) by written notice to Seller, to terminate this Agreement and to pursue any other remedies Buyer has at law or in equity or otherwise.

         14.3     SPECIFIC PERFORMANCE.

                  Seller and Buyer acknowledge that the transactions contemplated by this Agreement are unique and that neither party has an adequate remedy at law if the other party shall fail to perform any of its obligations hereunder, and Seller and Buyer therefore confirm and agree that the right to specific performance is essential to protect the rights and interests of Buyer and Seller. Accordingly, in addition to any other remedies which Buyer or Seller may have hereunder or at law or in equity or otherwise, Seller and Buyer hereby agree that Seller and Buyer each shall have the right to have all obligations, undertakings, agreements and other provisions of this Agreement specifically performed by the other party and that Seller and Buyer shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States or of any state or other political subdivision thereof.

                                   ARTICLE 15.
                               GENERAL PROVISIONS

         15.1     Additional Actions, Documents and Information.

                  Buyer hereto agrees that it will, at any time, prior to, at or after the Closing Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be necessary or reasonably requested by Seller in connection with the consummation of the purchase and sale contemplated by this Agreement or in order to fully effectuate the purposes, terms and conditions of this Agreement. Seller hereto agrees that it will, at any time, prior to, at or after the Closing Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be necessary or reasonably requested by Buyer in connection with the consummation of the purchase and sale contemplated by this Agreement or in order to fully effectuate the purposes, terms and conditions of this Agreement. Prior to the Closing Date, Seller shall provide to Buyer and Buyer's counsel, accountants and other representatives, at Buyer's expense, all information concerning the Assets and the Station reasonably requested thereby in connection with the preparation by Buyer of any disclosure document or registration statement to be filed with the Securities and Exchange Commission.

         15.2     BROKERS.

                  Seller represents to Buyer that Seller has not engaged, or incurred any unpaid liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement; Buyer represents to Seller that Buyer has not engaged, or incurred any unpaid liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement; and Seller agrees to indemnify Buyer, and Buyer agrees to indemnify Seller, against any claims asserted against the other parties for any such fees or commissions by any person purporting to act or to have acted for or on behalf of the indemnifying party. Notwithstanding any other provision of this Agreement, this representation and warranty shall survive the Closing without limitation and shall not be subject to the Basket Amount contained in Section 12.4.

         15.3     EXPENSES AND TAXES.

                  Each party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein. Notwithstanding the foregoing, Seller and Buyer shall each pay one-half of (i) any sales (including, without limitation, bulk sales), use, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees ("Transfer Taxes") applicable to, imposed upon or arising out of the transactions contemplated hereby whether now in effect or hereinafter adopted and regardless of which party such Tax or fee is imposed upon; provided that Buyer shall not be required to pay any portion of Transfer Taxes relating to the transfer by Whitehead of the Assets to Seller, (ii) any filing fees incurred in connection with the assignment of the FCC Licenses, and (iii) any filing fees incurred in connection with any HSR Filings.

         15.4     MAIL.

                  Seller hereby authorize and empower Buyer from and after the Closing Date (a) to receive and open mail addressed to Seller and (b) to deal with the contents thereof in any commercially reasonable manner, provided such mail and the contents thereof relate to the Assets or to any of the Assumed Liabilities hereunder. Seller agrees to deliver to Buyer any mail, checks or other documents received by it pertaining to the Assets or any of the Assumed Liabilities hereunder. Buyer agrees to deliver to Seller any mail which it receives that does not pertain to the Assets or the Assumed Liabilities.

         15.5     NOTICES.

                  All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier, or transmitted by telegram or facsimile transmission addressed as follows:

               (i)    If to Buyer:

                      USA Networks, Inc.
                      152 West 57th Street, 38th Floor
                      New York, New York 10019
                      Attn.:   Jonathan F. Miller
                               President/Chief Executive Officer
                      Fax:     (212) 977-2377

                      with copies (which shall not constitute notice) to:

                      USA Networks, Inc.
                      152 West 57th Street, 38th Floor
                      New York, New York 10019
                      Attn.:   Julius Genachowski
                               General Counsel/Senior Vice President
                               of Corporate Development
                      Fax:     (212) 977-2377

                      and

                      Hogan & Hartson L.L.P.
                      555 Thirteenth Street, N.W.
                      Washington, D.C. 20004
                      Attn.:   William S. Reyner, Jr., Esq.
                      Fax:     (202) 637-5910

               (ii)   If to Seller:

                      Paxson Communications, Inc.
                      601 Clearwater Park Road
                      West Palm Beach, Florida 33401
                      Attn.:  Mr. Lowell W. Paxson
                      Fax:     (561) 655-9424
                      with a copy (which shall not constitute notice) to:

                      Dow, Lohnes & Albertson, PLLC
                      1200 New Hampshire Avenue, N.W.
                      Suite 800
                      Washington, D.C. 20036
                      Attn.:   John R. Feore, Esq.
                      Fax:     (202) 776-2222

or such other address as the addressee may indicate by written notice to the other parties.

                  Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or the answerback being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         15.6     WAIVER.

                  No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

         15.7     BENEFIT AND ASSIGNMENT.

                  Except as hereinafter specifically provided in this Section
15.7 or in Section 11.1.3, no party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of Seller (if the assignor is Buyer) or Buyer (if the assignor is Seller); and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect. In no event shall any assignment by any party of its rights and obligations under this Agreement, whether before or after the Closing, release such party from its liabilities hereunder. Notwithstanding the foregoing, Buyer or any permitted assignee of Buyer may assign all or any portion of its rights and interest herein, (i) to any subsidiary of Buyer or to one or more entities controlling, controlled by, or under common control with Buyer and/or to the Exchange Agent in order to effect Buyer's deferred like-kind exchange in accordance with applicable requirements of the Code and the regulations of theDepartment of Treasury thereunder; provided, however, that such assignment shall not deprive Seller of any material rights or benefits or relieve Buyer of any obligations or liabilities under this Agreement or the other Buyer Documents, (ii) Seller shall not be obligated to expend funds or incur obligations or liabilities in connection therewith, (iii) Buyer shall indemnify and hold harmless Seller from and against any and all Losses arising or resulting from such like-kind exchange transaction, and (iv) such assignment shall not delay the grant of the FCC Order.

                  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

         15.8     ENTIRE AGREEMENT; AMENDMENT.

                  This Agreement, including the Schedules and Exhibits hereto, and the other instruments and documents referred to herein or delivered pursuant hereto (including the Letter Agreement), contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party or parties against whom enforcement of the amendment, modification or discharge is sought.

         15.9     SEVERABILITY.

                  If any part of any provision of this Agreement or any other Contract, agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said Contract, agreement, document or writing.

         15.10    HEADINGS.

                  The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

         15.11    GOVERNING LAW.

                  This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of New York, excluding the choice of law rules thereof.

         15.12    LIQUIDATED DAMAGES.

                  Seller and Buyer have provided for liquidated damages as a remedy for Seller under Section 11.1.2 after having considered carefully the anticipated and actual harms and losses that would be incurred if Buyer exercises its Termination Option and thus fails to perform its obligations to close, the difficulty of ascertaining at this time the actual amount of damages, special and general, that Seller will suffer in such event, and the inconvenience or non-feasibility of otherwise obtaining an adequate remedy in such event.

         15.13    SIGNATURE IN COUNTERPARTS.

                  This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

         15.14    EARLY TERMINATION RIGHTS

                  15.14.1  EXECUTION OF AGREEMENT WITH BLACKSTAR L.L.C.;
WHITEHEAD CONSENT.   Notwithstanding anything herein to the contrary, in the
event that USA and Blackstar L.L.C. fail to enter into a Definitive Agreement within thirty (30) days of the date hereof with respect to the Blackstar Acquisition, Buyer shall have the right to terminate this Agreement by providing written notice of such termination to Seller no later than thirty (30) days following the date hereof. In addition, Buyer shall have the right to terminate this Agreement by providing written notice of such termination to Seller no later than five (5) days after Seller has notified Buyer that it has been unable to obtain the Whitehead Consent (including, without limitation the amendment described in Section 2.3(a)). Upon any such termination, neither Buyer nor Seller shall have any obligations hereunder except as set forth in Section 6.3,
Section 7.1 and Section 15.3. If Buyer fails to deliver a termination notice in accordance with the requirements of this Section 15.14.1, then Buyer shall be deemed to have waived its termination rights under this Section 15.14.1.

                  15.14.2 WHITEHEAD CONSENT. Notwithstanding anything herein to the contrary, Seller shall use its commercially reasonable efforts to obtain as soon as possible Whitehead's consent to the transactions contemplated hereby as set forth in Section 2.3, but shall not be required to pay or deliver any consideration to Whitehead other than as set forth in the Option Documents (the "Whitehead Consent"); provided, however, in the event that Seller has failed to obtain the Whitehead Consent within thirty (30) days of the date hereof, Seller shall have the right to terminate this Agreement by providing written notice of such termination to Buyer no later than thirty (30) days following the date hereof. Upon such termination, neither Buyer nor Seller shall have any obligations hereunder except as set forth in Section 6.3, Section 7.1 and
Section 15.3. If Seller fails to deliver a termination notice in accordance with the requirements of this Section 15.14.2, then Seller shall be deemed to have waived its termination right under this Section 15.14.

                  IN WITNESS WHEREOF, each of the parties hereto has executed this Asset Purchase Agreement, or has caused this Asset Purchase Agreement to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.

                                      BUYER:

                                      SKMD BROADCASTING
                                      PARTNERSHIP
                                      By USA Station Group of
                                         Maryland, Inc., General Partner

                                      By
                                         ---------------------------------

                                      USA STATION GROUP OF
                                      MARYLAND, INC.

                                      By
                                         ---------------------------------


                                      SELLER:

                                      PAXSON COMMUNICATIONS OF
                                      ATLANTA-14, INC.

                                      By
                                         ---------------------------------